Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

March 23, 2010

as amended and restated as of

May 29, 2014

as further amended and restated as of

August 31, 2016

as further amended and restated as of

September 21, 2018

as further amended and restated as of

November 24, 2020

as further amended and restated as of

June 3, 2022

among

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.,

as Borrower,

BLACKSTONE HOLDINGS AI L.P., BLACKSTONE HOLDINGS I L.P.,

BLACKSTONE HOLDINGS II L.P., BLACKSTONE HOLDINGS III L.P. and

BLACKSTONE HOLDINGS IV L.P.,

as Guarantors,

The Lenders Party Hereto

and

CITIBANK, N.A.,

as Administrative Agent

CITIBANK, N.A., BARCLAYS BANK PLC, BOFA SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A. and WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers,

and

BANK OF AMERICA, N.A.,

as Syndication Agent

ARTICLE X
Guarantee

SCHEDULES:

Schedule 2.01	Commitments
Schedule 3.08	Disclosed Matters

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B-1	[Reserved]
Exhibit B-2	[Reserved]
Exhibit C	Form of Guarantor Joinder Agreement
Exhibit D	Form of Maturity Date Extension Request
Exhibit E-1	Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit E-2	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit E-3	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit E-4	Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes

v

AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 23, 2010, as amended and restated as of May 29, 2014, as further amended and restated as of August 31, 2016, as further amended and restated as of September 21, 2018, as further amended and restated as of November 24, 2020, and as further amended and restated as of June 3, 2022 (this “Agreement”), among BLACKSTONE HOLDINGS FINANCE CO. L.L.C., as Borrower (the “Borrower”), BLACKSTONE HOLDINGS AI L.P., BLACKSTONE HOLDINGS I L.P., BLACKSTONE HOLDINGS II L.P., BLACKSTONE HOLDINGS III L.P. and BLACKSTONE HOLDINGS IV L.P., as Guarantors (collectively, the “Guarantors”), the LENDERS party hereto and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

The Borrower, the Lenders (such terms and each capitalized term not otherwise defined having the meanings assigned in Section 1.01) and the Administrative Agent are party to the Existing Credit Agreement. The Borrower has requested that the Lenders, the Issuing Banks and the Swingline Lender agree to amend and restate the Existing Credit Agreement in the form hereof, and, subject to the terms and conditions hereof, the Lenders party hereto, the Issuing Banks and the Swingline Lender are willing to do so and to extend credit in the form of Revolving Loans, Letters of Credit and Swingline Loans, respectively, in order to enable the Borrower, subject to the terms and conditions of this Agreement, to borrow on a revolving credit basis, and to procure the issuance of Letters of Credit, at any time and from time to time during the Availability Period, in an aggregate principal amount not to exceed $4,135,000,000 (as such amount may be increased in accordance herewith) at any time outstanding.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR Rate”.

“Accession Agreement” has the meaning assigned to such term in Section 2.19.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the Term SOFR Rate for such Interest Period, plus (b) the Term SOFR Adjustment; provided, that if such rate shall be less than zero, the Adjusted Term SOFR Rate shall be deemed to be zero for purposes of this Agreement and the other Loan Documents.

“Administrative Agent” has the meaning assigned to such term in the caption hereof, and includes any successors to Citibank, N.A., acting in the capacity of administrative agent as provided in Article VIII. The Administrative Agent may from time to time designate one or more of its Affiliates or branches to perform the functions of the Administrative Agent in connection with Loans denominated in any currency other than Dollars, in which case references herein to the “Administrative Agent” shall, in connection with Loans denominated in any such currency, mean any Affiliate or branch so designated.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, in any event, any Person that owns directly or indirectly 15% or more of the securities having voting power for the election of directors or other governing body of a corporation or 15% or more of the partnership or other ownership interests of any other Person (other than as a limited partner or non-voting member of such other Person) will be deemed to Control such corporation or other Person.

“Agent’s Group” has the meaning assigned to such term in Section 8.02(b).

“Agreement” has the meaning assigned to such term in the caption hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period commencing on such day plus 1%; provided, that if such rate shall be less than zero, the Alternate Base Rate shall be deemed to be zero for purposes of this Agreement and the other Loan Documents. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR Rate, as the case may be. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain a quotation in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof, then, to the extent provided for in Section 2.13 hereof, the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Alternative Currency” means Canadian Dollars, Euro, Sterling, Swiss Francs, Yen or any other currency agreed to by each Lender.

“Alternative Currency Credit Exposure” means, with respect to any Lender at any time, the aggregate amount of (a) the sum of the Dollar Equivalents of the principal amount of such Lender’s Revolving Loans denominated in Alternative Currencies at such time and (b) such Lender’s Alternative Currency LC Exposure at such time.

“Alternative Currency LC Exposure” means, at any time, (a) the sum of the Dollar Equivalents of the undrawn stated amounts of all outstanding Letters of Credit denominated in Alternative Currencies at such time plus (b) the sum of the Dollar Equivalents of all LC Disbursements denominated in Alternative Currencies that have not yet been reimbursed by or on behalf of the Borrower at such time. The Alternative Currency LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Alternative Currency LC Exposure at such time.

“Alternative Currency Sub-Limit” has the meaning assigned to such term in Section 2.01.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering, including the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and the Corruption of Foreign Public Officials Act (Canada), each as may be amended from time to time.

“Applicable Currencies” means Dollars and each Alternative Currency.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to commitment fees payable hereunder, or with respect to any Term Benchmark Borrowing, Eurocurrency Borrowing or RFR Borrowing, or with respect to any ABR Borrowing, as the case may be, the applicable rate per annum set forth below under the caption “Commitment Fee Rate”, “Non-ABR Spread” or “ABR Spread”, as the case may be, based upon the corporate ratings of the Borrower by S&P, Fitch and/or Moody’s, respectively, applicable on such date:

Borrower Rating by S&P/Fitch/Moody’s	Commitment Fee Rate	Non-ABR Spread	ABR Spread
Category 1 AA-/AA-/Aa3 or higher	0.05%	0.625%	0.0%
Category 2 A+/A+/A1	0.06%	0.750%	0.0%
Category 3 A/A/A2	0.08%	0.875%	0.0%
Category 4 A-/A-/A3	0.10%	1.00%	0.0%
Category 5 BBB+/BBB+/Baa1 or lower	0.15%	1.25%	0.25%

For purposes of the foregoing, (i) if the ratings established by two or more Rating Agencies for the Borrower shall fall within the same Category, the Applicable Rate shall be determined by reference to such Category, (ii) if each Rating Agency shall have in effect a rating for the Borrower and such ratings all fall within different Categories, then the Applicable Rate shall be determined by reference to the Category next above that of the lowest of all such ratings, (iii) if only two Rating Agencies shall have in effect a rating for the Borrower and such ratings shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings, (iv) if only one Rating Agency shall have in effect a rating for the Borrower, the Applicable Rate shall be determined by reference to the Category in which such rating falls, (v) if no Rating Agency shall have in effect a rating for the Borrower (other than by reason of the circumstances referred to in the last sentence of this definition), then each Rating Agency shall be deemed to have established a rating in Category 5 and (vi) if the ratings established or deemed to have been established by a Rating Agency for the Borrower shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate obligors, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rate shall, at the option of the Borrower, be determined (i) as set forth above using the rating from such Rating Agency most recently in effect prior to such change or cessation or (ii) disregarding the rating from such Rating Agency.

“Approved Electronic Communication” means each Communication that any Loan Party is obligated to, or otherwise chooses to (but, with respect to Communications a Loan Party is not obligated to provide, only if such Loan Party has authorized such Communication to be treated as an Approved Electronic Communication), provide to the Administrative Agent pursuant to this Agreement or any other Loan Document or the transactions contemplated herein or therein, including any financial statement, financial or other report, notice, request, certificate or other information material; provided, however, that, solely with respect to delivery of any such Communication by any Loan Party to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (a) any Borrowing Request, request for the issuance, amendment or extension of a Letter of Credit, request for a Swingline Loan, Interest Election Request and any other notice, demand, communication, information, document or other material relating to a request for a new, or conversion of an existing, Borrowing, (b) any notice pursuant to Section 2.10 and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (c) all notices of any Default, (d) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article IV or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement and (e) any Communication which a Loan Party has notified the Administrative Agent is not to be treated as an Approved Electronic Communication or which is of a type that is not customarily disclosed to lending syndicates.

“Approved Electronic Platform” has the meaning assigned to such term in Section 9.13.

“Arrangers” means Citibank, N.A., Barclays Bank PLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

“Availability Period” means the period from and including the Restatement Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(e); provided that “Available Tenor” shall be determined on an individual basis in respect of each then-current Benchmark for each Applicable Currency.

“Back-to-Back Lending Facilities” means credit facilities made available to or guaranteed by the Guarantors, the Subsidiaries or their Affiliates for the purpose of funding loans or advances to employees or Affiliates of the Guarantors or the Subsidiaries or their Affiliates, the proceeds of which are invested in funds managed by the Guarantors or the Subsidiaries.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Basel III” means, collectively, those certain agreements on capital and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and “Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools,” as published by the Basel Committee on Banking Supervision in January 2013 (as revised from time to time), and, in each case, as implemented by a Lender’s primary bank regulatory authority.

“Benchmark” means, initially, with respect to any (a) Term Benchmark Loan, the Term SOFR Reference Rate, (b) RFR Loan denominated in Sterling, Swiss Francs or Yen, SONIA, SARON or TONAR, respectively, and (c) Eurocurrency Loan, the Relevant Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate, such Daily Simple RFR or such Relevant Rate, as applicable, then “Benchmark” means the applicable Benchmark Replacement for such Applicable Currency to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(b).

“Benchmark Replacement” means, for any Available Tenor, (a) with respect to Term Benchmark Loans, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date and (b) with respect to Eurocurrency Loans or RFR Loans, the alternative set forth in clause (2) below:

(1) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the Applicable Currency with the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the Applicable Currency in the U.S. syndicated loan market at such time and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as so determined would be less than zero (0.00%), the Benchmark Replacement will be deemed to be zero (0.00%) for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark for an Applicable Currency with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor and currency giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the Applicable Currency in the U.S. syndicated loan market at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to any then-current Benchmark for an Applicable Currency:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date for any Benchmark occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such Benchmark and for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred pursuant to this definition with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), including the Board or the NYFRB, as applicable, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to the then-current Benchmark for any Applicable Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clause (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.13 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.13.

“Beneficial Ownership Certification” means, for a “legal entity customer” (as such term is defined in the Beneficial Ownership Regulation), a certification regarding beneficial ownership to the extent required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Blackstone Group” means Blackstone Inc., a Delaware corporation, which, on the Restatement Date, owns 100% of the outstanding Equity Interests of each General Partner of the Guarantors.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the caption hereof.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans and Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in Dollars, $1,000,000, (b) in the case of a Borrowing denominated in Canadian Dollars, C$1,000,000, (c) in the case of a Borrowing denominated in Euro, €5,000,000, (d) in the case of a Borrowing denominated in Sterling, £5,000,000, (e) in the case of a Borrowing denominated in Swiss Francs, CHF5,000,000 and (f) in the case of a Borrowing denominated in Yen, ¥100,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in Dollars, $100,000, (b) in the case of a Borrowing denominated in Canadian Dollars, C$100,000, (c) in the case of a Borrowing denominated in Euro, €500,000, (d) in the case of a Borrowing denominated in Sterling, £500,000, (e) in the case of a Borrowing denominated in Swiss Francs, CHF500,000 and (f) in the case of a Borrowing denominated in Yen, ¥10,000,000.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Broker-Dealer Subsidiary” means any Subsidiary that is registered as a broker-dealer under the Securities Exchange Act of 1934 or any other law requiring such registration.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Loan denominated in Sterling, the term “Business Day” shall also exclude any day on which commercial banks are not open for business in London, (b) when used in connection with a Eurocurrency Loan denominated in Euro, the term “Business Day” shall also exclude any day that is not a TARGET Day, (c) when used in connection with a Eurocurrency Loan denominated in Canadian Dollars, the term “Business Day” shall also exclude any day on which commercial banks are not open for business in Toronto and (d) when used in connection with a RFR Loan, the term “Business Day” shall also exclude any day that is not an RFR Business Day.

“CAD Screen Rate” has the meaning assigned to such term in the definition of “CDOR”.

“Canadian Dollars” or “C$” shall mean the lawful currency of Canada.

“Canadian Prime Rate” means, on any day, the annual rate of interest equal to the greater of: (a) the annual rate of interest determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in Toronto, Ontario (or such other office reasonably selected by the Administrative Agent in which its Canadian lending operations are conducted) on such day for interest rates on Canadian Dollar-denominated commercial loans made in Canada; and (b) the sum of (i) the yearly interest rate to which the one (1) month CDOR is equivalent in effect on such day and (ii) 1.0%; provided that, if such rate shall be less than zero (0.00%), such rate shall be deemed to be zero (0.00%).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash and Carry Securities” means direct obligations of the government of the United States of America the purchase of which is financed through repurchase agreements with respect to such obligations.

“Cash Collateralize” means, in respect of an obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent. “Cash Collateral” and “Cash Collateralization” have meanings correlative thereto.

“Cash Equivalents” means, as of any particular date, (a) direct obligations of, or obligations guaranteed as to principal and interest by, the government of the United States of America (or guaranteed by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America) maturing in two years or less from such date, (b) Dollar denominated deposits in (including money market accounts of), or Dollar denominated certificates of deposit or bankers’ acceptances of, any commercial bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus in excess of $500,000,000 or any foreign commercial bank of recognized standing ranking among the world’s 100 largest commercial banks in terms of total assets, in each case if such deposits mature or are redeemable without penalty within one year or less from such date and if the long-term deposits of such commercial bank or trust company have been rated at least Baa by Moody’s and at least BBB by S&P, (c) commercial paper maturing within 270 days from such date having the highest rating of both Moody’s and S&P, (d) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from such date and rated at least Baa by Moody’s and at least BBB by S&P and (e) investments in any money market funds (other than those covered by clause (b) above) that have assets in excess of $2,000,000,000, are managed by recognized and responsible institutions and invest substantially all of their assets in obligations of the types referred to in clauses (a), (b), (c) and (d) above.

“CDOR” means, for any Interest Period with respect to any Eurocurrency Borrowing denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate, or any comparable or successor rate which rate is approved by the Administrative Agent (with the consent of the Borrower), as published on the applicable Bloomberg screen page (or, if such rate is unavailable, such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at approximately 10:00 a.m., Toronto, Ontario time, on the first day of such Interest Period (or such other day as would be generally treated as the rate fixing day for such Interest Period by market practice in such interbank market, as reasonably determined by the Administrative Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day with a term equivalent to such Interest Period) (the “CAD Screen Rate”); provided that if the CDOR rate determined pursuant to this paragraph is below zero, CDOR will be deemed to be zero.

“Central Bank Rate” means (a) for any Loan denominated in Sterling, a rate per annum equal to the “Bank Rate” published by the SONIA Administrator on the SONIA Administrator’s Website from time to time, (b) for any Loan denominated in Swiss Francs, the policy rate of the SARON Administrator on the SARON Administrator’s Website and (c) for any Loan denominated in Yen, the short-term interest rate of the TONAR Administrator on the TONAR Administrator’s Website.

“Central Bank Rate Adjustment” means, with respect to the Central Bank Rate prevailing at the close of business on any RFR Business Day (a) for any Loan denominated in Sterling, the 20% trimmed arithmetic mean (calculated by the Administrative Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Business Days for which SONIA is available, (b) for any Loan denominated in Swiss Francs, the 20% trimmed arithmetic mean (calculated by the Administrative Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Business Days for which SARON is available and (c) for any Loan denominated in Yen, the 20% trimmed arithmetic mean (calculated by the Administrative Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Business Days for which TONAR is available.

“Central Bank Rate Spread” means, with respect to any RFR Business Day (a) for Loans denominated in Sterling, the difference (expressed as a percentage rate per annum) (calculated by the Administrative Agent) between: (i) SONIA for that RFR Business Day and (ii) the Central Bank Rate prevailing at the close of business on that RFR Business Day, (b) for Loans denominated in Swiss Francs, the difference (expressed as a percentage rate per annum) (calculated by the Administrative Agent) between: (i) SARON for that RFR Business Day and (ii) the Central Bank Rate prevailing at the close of business on that RFR Business Day and (c) for Loans denominated in Yen, the difference (expressed as a percentage rate per annum) (calculated by the Administrative Agent) between: (i) TONAR for that RFR Business Day and (ii) the Central Bank Rate prevailing at the close of business on that RFR Business Day.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Restatement Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or Issuing Bank or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Date; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith relating to capital or liquidity requirements and (ii) all requests, rules, guidelines or directives promulgated pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Claiming Party” has the meaning assigned to such term in Article X.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Combined EBITDA” means, for any period, Economic Net Income less, without duplication and to the extent otherwise included in Economic Net Income, (a) (i) performance fees and allocations (other than Realized Incentive Carry and Realized Incentive Fees), (ii) investment income and (iii) non-recurring gains plus, without duplication (including with respect to any item already added back to Combined Segment Net Income in calculating Economic Net Income) and to the extent deducted in arriving at Economic Net Income, (b) (i) depreciation and amortization, (ii) interest expense, (iii) if positive, equity-based compensation, (iv) carry plan compensation expense and minority interests in performance fees, (v) expenses and charges relating to equity or debt offerings, acquisitions, investments and dispositions, (vi) non-recurring expenses, losses and charges, (vii) non-cash expenses and charges and (viii) Realized Incentive Fees; provided that any cash payment made with respect to any non-cash expenses or charges added back in computing Combined EBITDA for any earlier period pursuant to this clause (vii) shall be subtracted in computing Combined EBITDA for the period in which such cash payment is made (in the case of clauses (a)(i), (a)(ii) and (b)(iv), whether positive or negative), in each case determined on a combined segment basis for the Guarantors and Subsidiaries in accordance with GAAP.

For purposes of calculating Combined EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), if at any time during such Reference Period (and after the Effective Date) a Guarantor or any of the Subsidiaries shall have made any Material Acquisition or Material Disposition (each as defined below), the Combined EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition or Material Disposition occurred on the first day of such Reference Period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculation shall be made in good faith by a Financial Officer and may include reasonably identifiable and supportable cost savings and operating expense reductions expected to be realized; provided such cost savings and operating expense reductions do not exceed 10% of Combined EBITDA for the relevant Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) involves the payment of consideration by a Guarantor or any Subsidiaries in excess of $25,000,000; and “Material Disposition” means any disposition of property or series of related dispositions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) yields gross proceeds to a Guarantor or any Subsidiaries in excess of $25,000,000.

“Combined Segment Net Income” means, for any period, the combined segment net income of the Guarantors and the Subsidiaries for such period, determined in accordance with GAAP in a manner consistent with that employed in the Blackstone Group’s Annual Report on form 10-K for the fiscal year ending December 31, 2021, as filed with the SEC.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or Accession Agreement pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments as of the Restatement Date is $4,135,000,000.

“Commitment Increase” has the meaning assigned to such term in Section 2.19.

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating to this Agreement, the other Loan Documents, any Loan Party or its Affiliates or the transactions contemplated by this Agreement or the other Loan Documents, including all Approved Electronic Communications.

“Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day,” the definition of “Interest Period”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other breakage provisions and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consenting Lender” has the meaning assigned to such term in Section 2.21.

“Contributing Party” has the meaning assigned to such term in Article X.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Core Business Entity” means any Person that earns or is entitled to receive fees or income (including investment income and fees, gains or income with respect to carried interests) from one or more Core Businesses.

“Core Businesses” means (a) investment or asset management services, financial advisory services, money management services, merchant banking activities or similar or related activities, including but not limited to services provided to mutual funds, private equity or debt funds, hedge funds, funds of funds, corporate or other business entities or individuals and (b) making investments, including investments in funds of the type specified in clause (a).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Exposure” means, with respect to any Lender at any time, the aggregate amount of (a) the sum of the Dollar Equivalents of the principal amounts of such Lender’s Revolving Loans outstanding at such time and (b) such Lender’s LC Exposure and Swingline Exposure at such time.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal, for any RFR Loan denominated in:

(a) Sterling, the greater of (a) the sum of (x) (I) SONIA for the day (such day, a “Sterling RFR Reference Day”) that is five RFR Business Days prior to (i) if such RFR Interest Day is a RFR Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not a RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (II) the SONIA Adjustment, (y) if SONIA is not available for such Sterling RFR Reference Day, the interest rate per annum which is the aggregate of (I) the Central Bank Rate for such Sterling RFR Reference Day and (II) the applicable Central Bank Rate Adjustment, or (z) if clause (y) applies but the Central Bank Rate for that Sterling RFR Reference Day is not available, the interest rate per annum which is the aggregate of (I) the most recent Central Bank Rate for a day which is no more than five RFR Business Days before such Sterling RFR Reference Day and (II) the applicable Central Bank Rate Adjustment, and (b) 0.00%. Any change in Daily Simple RFR due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower;

(b) Swiss Francs, the greater of (a) the sum of (x) (I) SARON for the day (such day, a “Swiss Francs RFR Reference Day”) that is five RFR Business Days prior to (i) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (II) the SARON Adjustment, (y) if SARON is not available for such Swiss Francs RFR Reference Day, the interest rate per annum which is the aggregate of (I) the Central Bank Rate for such Swiss Francs RFR Reference Day and (II) the applicable Central Bank Rate Adjustment, or (z) if clause (y) applies but the Central Bank Rate for that Swiss Francs RFR Reference Day is not available, the interest rate per annum which is the aggregate of (I) the most recent Central Bank Rate for a day which is no more than five RFR Interest Days and (y) the Central Bank Rate Adjustment and (b) 0.00%. Any change in Daily Simple RFR due to a change in SARON shall be effective from and including the effective date of such change in SARON without notice to the Borrower; or

(c) Yen, the greater of (a) the sum of (x) (I) TONAR for the day (such day, a “Yen RFR Reference Day”) that is five RFR Business Days prior to (i) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (II) the TONAR Adjustment, (y) if TONAR is not available for such Yen RFR Reference Day, the interest rate per annum which is the aggregate of (I) the Central Bank Rate for such Yen RFR Reference Day and (II) the applicable Central Bank Rate Adjustment, or (z) if clause (y) applies but the Central Bank Rate for that Yen RFR Reference Day is not available, the interest rate per annum which is the aggregate of (I) the most recent Central Bank Rate for a day which is no more than five RFR Interest Days and (y) the Central Bank Rate Adjustment and (b) 0.00%. Any change in Daily Simple RFR due to a change in TONAR shall be effective from and including the effective date of such change in TONAR without notice to the Borrower.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Determination Day”), a rate per annum equal to SOFR for the day that is five U.S. Government Securities Business Day prior to (a) if such SOFR Rate Determination Day is a U.S. Government Securities Business Day, such SOFR Rate Determination Day or (b) if such SOFR Rate Determination Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Determination Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.

“Declining Lender” has the meaning assigned to such term in Section 2.21.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, constitute an Event of Default.

“Defaulting Lender” means, at any time, a Lender as to which the Administrative Agent has notified the Borrower that (a) such Lender has failed for three or more Business Days to comply with its obligations under this Agreement to make a Loan or fund its participations in Letters of Credit or Swingline Loans (each a “funding obligation”), (b) such Lender has notified the Administrative Agent in writing, or has stated publicly, that it will not comply with any such funding obligation hereunder or has generally defaulted on its funding obligations under other loan agreements, credit agreements and financing agreements, (c) a Lender Insolvency Event has occurred and is continuing with respect to such Lender or (d) has, or has a direct or indirect Parent Company that has, become the subject of a Bail-In Action (provided that neither the reallocation of funding obligations provided for in Section 2.22(d) as a result of a Lender’s being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by itself cause such Defaulting Lender to become a Non-Defaulting Lender). Any determination that a Lender is a Defaulting Lender under clauses (a) through (d) above will be made by the Administrative Agent in its sole discretion acting in good faith. The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any currency other than Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent or the Issuing Bank pursuant to Section 1.05 using the Exchange Rate with respect to such currency at the time in effect under the provisions of such Section.

“Dollars” or “$” means the lawful money of the United States of America.

“Economic Net Income” means, for any period, Combined Segment Net Income for such period excluding, to the extent added or subtracted in computing Combined Segment Net Income, (a) income and similar taxes, (b) amortization of intangible assets and (c) non-cash charges relating to the vesting of equity-based compensation, calculated in each case in accordance with GAAP and in a manner consistent with that employed in Blackstone Group’s Annual Report on form 10-K for the fiscal year ending December 31, 2021, as filed with the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means March 23, 2010, being the date on which the Original Agreement initially became effective.

“Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Eligible Additional Guarantor” means any limited partnership organized under the laws of any state of the United States or any province or territory of Canada or, with the approval of the Administrative Agent (not to be unreasonably withheld), any limited partnership or equivalent entity organized under the laws of another jurisdiction (i) the General Partner (or equivalent Controlling member entity) of which is a direct or indirect wholly owned subsidiary of Blackstone Group and (ii) which, directly or through one or more direct or indirect subsidiaries, conducts one or more Core Businesses. In the event that it is determined by the Loan Parties that an Eligible Additional Guarantor should be organized in a form other than a limited partnership, the parties hereto agree to negotiate in good faith to make changes to this Agreement as are advisable in order to include such Person as a Guarantor and to otherwise give effect to the intent of this Agreement.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Guarantor or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any of the Loan Parties, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure of any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by a Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by a Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to such term in Section 8.09(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 8.09(d).

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 8.09(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 8.09(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 8.09(d).

“ESG Pricing Provisions” has the meaning assigned to such term in Section 2.23(b).

“ESG Side Letter” has the meaning assigned to such term in Section 2.23(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” means, for any Interest Period, in the case of any Eurocurrency Borrowing denominated in Euro, the Euro interbank offered rate administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a term equal to the term of the relevant Interest Period appearing on the Bloomberg screen page (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Bloomberg screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. (Brussels time), on such date, or if such date is not a Business Day, on the immediately preceding Business Day (the “EURIBO Screen Rate”); provided that, if the EURIBO Rate shall be less than zero (0.00%), the EURIBO Rate shall be deemed to be zero (0.00%).

“EURIBO Screen Rate” has the meaning assigned to such term in the definition of “EURIBO Rate”.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the EURIBO Rate or CDOR.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any amount denominated in a currency other than Dollars, the rate at which such other currency may be exchanged into Dollars at approximately 11:00 a.m. London time on such day as set forth on the Bloomberg World Currency Value Page for such currency. In the event that such rate does not appear on such Bloomberg Page (or on any successor or substitute page), the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. New York City time on such date for the purchase of Dollars with such currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error; provided further that for Letters of Credit issued by Bank of America, N.A. the rate shall be determined by Bank of America, N.A., to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided further that Bank of America, N.A. may obtain such spot rate from another financial institution designated by Bank of America, N.A. if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that Bank of America, N.A. may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Lender, any U.S. Federal withholding Tax imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (d) Taxes attributable to such Lender’s failure to comply with Section 2.16(f) and (e) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means this Agreement, as amended and in effect immediately prior to the Restatement Date.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.21.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate (or, if such rate is no longer available, a successor rate reasonably determined by the Administrative Agent after consultation with the Borrower); provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Financial Covenants” means the covenants set forth in Section 6.09.

“Financial Officer” means the chief financial officer, principal accounting officer, chief accounting officer, treasurer or controller of each of the Loan Parties or of the direct or indirect general partner, sole member or managing member thereof.

“Fitch” means Fitch Ratings, Inc.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark. As of the Restatement Date, the Floor shall be 0.00% per annum.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Fraudulent Transfer Laws” has the meaning assigned to such term in Article X.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Partners” means Blackstone Holdings I/II GP L.L.C., a Delaware limited liability company, Blackstone Holdings III GP L.P., a Delaware limited partnership, and Blackstone Holdings IV GP L.P., a Quebec limited partnership, each in its capacity as a general partner of a Guarantor for so long as such Person shall remain a general partner of any Guarantor, and each other Person that from time to time may be or become a general partner of any Guarantor.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor Joinder Agreement” means a Guarantor Joinder Agreement among the Loan Parties, an Eligible Additional Guarantor and the Administrative Agent substantially in the form of Exhibit C.

“Guarantors” has the meaning assigned to such term in the caption hereof and includes each other Person that becomes a Guarantor hereunder pursuant to Section 2.20.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Increase Effective Date” means the effective date of any Commitment Increase pursuant to Section 2.19.

“Increasing Lender” has the meaning assigned to such term in Section 2.19.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) solely for the purposes of the definition of the term “Material Indebtedness” as such term is used in clause (f) of Article VII, all obligations of such Person in respect of Hedging Agreements, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; but excluding in each case trade and other accounts payable arising in the ordinary course of business. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Loans” has the meaning assigned to such term in Section 2.19.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan or RFR Loan, the last day of each March, June, September and December, (b) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means (a) with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect, (b) with respect to any Eurocurrency Borrowing denominated in Euros, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect and (c) with respect to any Eurocurrency Borrowing denominated in Canadian Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or three months thereafter, as the Borrower may elect; provided, in each case, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.13(e) shall be available unless or until it is reinstated pursuant to Section 2.13(e). For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means (a) Citibank, N.A., (b) Barclays Bank PLC, (c) Bank of America, N.A., (d) JPMorgan Chase Bank, N.A., (e) Wells Fargo Bank, N.A. and (f) each Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“Issuing Bank Limit” means, at any time, (a) with respect to Citibank, N.A. in its capacity as an Issuing Bank, $50,000,000, (b) with respect to Barclays Bank PLC in its capacity as an Issuing Bank, $50,000,000, (c) with respect to Bank of America, N.A. in its capacity as an Issuing Bank, $50,000,000, (d) with respect to JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank, $50,000,000, (e) with respect to Wells Fargo Bank, N.A. in its capacity as an Issuing Bank, $50,000,000 and (f) with respect to any Lender that becomes an Issuing Bank hereunder as provided in Section 2.05(j), such amount as set forth in the agreement referred to in Section 2.05(j) evidencing the appointment of such Lender (or its designated Affiliate) as an Issuing Bank.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the sum of the Dollar Equivalents of the undrawn amounts of all outstanding Letters of Credit at such time and (b) the sum of the Dollar Equivalents of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lender Insolvency Event” means that a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a lender hereunder pursuant to an Assignment and Assumption or an Accession Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Leverage Ratio” means, on any date, the ratio of the Total Indebtedness on such date to Combined EBITDA for the period of four consecutive fiscal quarters (a) ended on such date in the case of calculations of the Leverage Ratio for purposes of Section 6.09(b) and (b) most recently ended on or prior to such date for which financial statements have been provided pursuant to Section 5.04(a) or 5.04(b) in all other cases.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“LLC Agreement” means the limited liability company agreement of the Borrower.

“Loan Documents” means this Agreement, any Accession Agreement entered into pursuant to the terms hereof, any Guarantee Joinder Agreement and any promissory note issued pursuant to Section 2.09(e).

“Loan Parties” means the Borrower and the Guarantors.

“Loans” means the Revolving Loans and the Swingline Loans.

“Local Time” means (a) with respect to a Loan, Borrowing or Letter of Credit denominated in any Applicable Currency, the local time in the Principal Financial Center for the Applicable Currency in which such Loan, Borrowing or Letter of Credit is denominated.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Guarantors and the Subsidiaries, taken as a whole, or (b) the ability of any of the Borrower or the Guarantors to perform any of its material obligations under any of the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents) of any one or more of the Guarantors and the Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means June 3, 2027, as such date may be extended pursuant to Section 2.21.

“Maturity Date Extension Request” means a request by the Borrower, in the form of Exhibit D hereto or such other form as shall be approved by the Administrative Agent, for the extension of the Maturity Date pursuant to Section 2.21.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender at such time.

“Non-Recourse Seasoning Debt” means Indebtedness incurred by a Seasoning Subsidiary to finance investments made by such Seasoning Subsidiary that may be transferred to a fund managed by a Guarantor or a Subsidiary (“Fund Investments”), which Indebtedness (a) has a maturity of not more than six months from the date of the incurrence of such Indebtedness, (b) does not constitute a general obligation of any Guarantor or Subsidiary and (c) does not have, directly or indirectly, recourse (including by way of any Guarantee or other undertaking, agreement or instrument that would constitute Indebtedness) against any assets of the Guarantors or any Subsidiary (other than, in each case, recourse to (i) such Seasoning Subsidiary or (ii) any other Subsidiary or any Guarantor (including letters of credit issued for the account of a Guarantor or such other Subsidiary), the principal component of which constitutes Indebtedness permitted hereunder). As used herein, a “Seasoning Subsidiary” is any single purpose Subsidiary the sole business of which is to purchase and hold Fund Investments and finance the purchase thereof and substantially all of the assets of which consist of the Fund Investments so purchased.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means (a) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by the Borrower in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under this Agreement, including the obligations of the Guarantors in respect of the guarantees set forth in Article X.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, except any such Taxes that are imposed as a result of a present or former connection between the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Regulation Y of the Board), if any, of such Lender or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant Register” has the meaning assigned to such term in Section 9.04.

“Payment Recipient” has the meaning assigned to such term in Section 8.09(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR Rate”.

“Permitted Reorganization Transaction” means any transaction or series of transactions, including mergers, asset transfers, liquidations, dissolutions and transfers of Equity Interests, in each case effected between or among the Guarantors, the Subsidiaries and/or Affiliates of any of the foregoing (or newly formed entities that will, upon consummation of any such transaction, be Guarantors or Subsidiaries) for purposes of accomplishing internal reorganizations; provided that all the combined consolidated assets of the Guarantors immediately prior to such transactions (including without limitation all Equity Interests in Core Business Entities owned by the Guarantors or any Subsidiaries and all assets of any Core Business conducted directly by a Guarantor or a Subsidiary) shall continue to be owned by the Guarantors or Subsidiaries (including any Person that becomes a Guarantor hereunder pursuant to Section 2.20), without any reduction in the aggregate economic interests of the Guarantors and the Subsidiaries, immediately prior to such transactions, in Core Businesses conducted by the Guarantors, the Subsidiaries and Core Business Entities in which they own Equity Interests, except in any case as a result of any related sale or transfer of Equity Interests in Core Business Entities or Subsidiaries to employees in connection with compensation or incentive compensation arrangements.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Financial Center” means, in the case of any Applicable Currency, the principal financial center where such Applicable Currency is cleared and settled, as determined by the Administrative Agent.

“Principal Issuing Bank” means, on any date, (a) the Issuing Bank, in the event there is only one Issuing Bank, and (b) in all other events, (i) the Issuing Bank with respect to which the LC Exposure attributable to the outstanding Letters of Credit issued by such Issuing Bank on such date is the greatest and (ii) each other Issuing Bank with respect to which the LC Exposure attributable to the outstanding Letters of Credit issued by such Issuing Bank on such date is greater than $5,000,000.

“Pro Forma Compliance” means, with respect to any event or transaction, that the Loan Parties are in pro forma compliance with the Financial Covenants (a) recomputed as if such event had occurred or such transaction had been consummated on the first day of the relevant period with respect to which current compliance with the Financial Covenant would be determined (for example, in the case of the Financial Covenant based on Combined EBITDA, as if such event had occurred or such transaction had been consummated on the first day of the four fiscal quarter period ending on the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 3.05 or Section 5.04(a) or (b)) and (b) evaluating compliance with such Financial Covenants on a pro forma basis as of the date upon which such event occurs or such transaction is consummated (regardless of whether it is the last day of a fiscal quarter), in the case of the Leverage Ratio, based on Combined EBITDA for the period referred to in clause (a). Pro forma calculations made pursuant to this definition that require the calculation of Combined EBITDA on a pro forma basis will be made in accordance with the last paragraph of the definition of such term, except that, when testing Pro Forma Compliance with respect to any acquisition, disposition or similar transaction, references to Material Acquisition and Material Disposition in such last paragraph will be deemed to include such acquisition, disposition or transaction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Rating Agency” means S&P, Fitch and Moody’s.

“Realized Incentive Carry” of the Guarantors and the Subsidiaries for any period shall mean the realized “business development company” and “real estate investment trust” incentive carry of the Guarantors and the Subsidiaries for such period minus the realized incentive profit-sharing expense of the Guarantors and the Subsidiaries for such period (without duplication for any amounts included in the calculation of Combined EBITDA).

“Realized Incentive Fees” of the Guarantors and the Subsidiaries for any period shall mean the realized incentive fees of the Guarantors and the Subsidiaries for such period that are due and owing on at least an annual basis and not subject to clawback, reversal, setoff or other recapture (without duplication for any amounts otherwise included in the calculation of Combined EBITDA).

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Reference Rate, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if the Benchmark is CDOR, 10:15 a.m., Toronto time, on the day of such setting, (c) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (d) if such Benchmark is a Daily Simple RFR, four Business Days prior to such setting and (e) if otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04.

“Regulated Subsidiary” means any Subsidiary that is (a) a Broker-Dealer Subsidiary, (b) otherwise subject to regulation by any Governmental Authority and for which the incurrence of Indebtedness (including Guarantees) or the granting of Liens with respect to its assets would be prohibited or restricted or would result in a negative impact on any minimum capital or similar requirement imposed by such Governmental Authority and applicable to it or (c) subject to regulation by any Regulatory Supervising Organization.

“Regulatory Supervising Organization” means any of (a) the Commodity Futures Trading Commission, (b) the National Futures Association, (c) the SEC, (d) the National Association of Securities Dealers or (e) any governmental or regulatory organization, exchange, clearing house or financial regulatory authority of which a Regulated Subsidiary is a member or to whose rules it is subject.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person or such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto, (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (d) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (e) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (f) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Applicable Currency (other than Dollars, Sterling, Euros, Swiss Francs or Yen), (1) the central bank for the currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Rate” means (a) with respect to any Eurocurrency Borrowing denominated in Canadian Dollars, CDOR, or (b) with respect to any Eurocurrency Borrowing denominated in Euros, the EURIBO Rate.

“Relevant Screen Rate” means (a) with respect to any Eurocurrency Borrowing denominated in Canadian Dollars, the CAD Screen Rate, or (b) with respect to any Eurocurrency Borrowing denominated in Euros, the EURIBO Screen Rate.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Date” means the date on which the conditions set forth in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“RFR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to Daily Simple RFR.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday or a Sunday and (ii) a day on which banks are closed for general business in London, (b) Swiss Francs, any day except for (i) a Saturday or a Sunday and (ii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich and (c) Yen, any day except for (i) a Saturday or a Sunday and (ii) a day on which banks are closed for general business in Japan.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any comprehensive Sanctions (as of the Restatement Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person or vessel listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the government of Canada, the United Nations Security Council, the United Kingdom, the European Union, any EU member state or Japan, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more by such Person.

“Sanctions” means economic sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the government of Canada or (c) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or Japan.

“SARON” means a rate equal to the Swiss Average Rate Overnight as administered by the SARON Administrator.

“SARON Adjustment” means a percentage equal to -0.0571% (negative 5.71 basis points) per annum.

“SARON Administrator” means SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“Seasoning Subsidiary” has the meaning set forth in the definition of the term “Non-Recourse Seasoning Debt”.

“SEC” means the United States Securities and Exchange Commission.

“Significant Subsidiary” means any single Subsidiary or any group of Subsidiaries taken together that, on a consolidated basis with its or their Subsidiaries, (i) had consolidated assets equal to or greater than 10% of the combined consolidated total assets of the Guarantors as of the end of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 3.05 or Section 5.04(a) or (b), (ii) had consolidated revenues equal to or greater than 10% of the combined consolidated revenues of the Guarantors for the period of four consecutive fiscal quarters most recently ended in respect of which financial statements have been delivered pursuant to Section 3.05 or Section 5.04(a) or (b) or (iii) has outstanding Material Indebtedness. For the avoidance of doubt, it is understood and agreed that any Event of Default under clause (g), (h) or (i) of Article VII will be deemed to have occurred with respect to a “Significant Subsidiary” when the event or events specified in such clause has occurred with respect to any single Subsidiary or any number of Subsidiaries that, taken together, constitute a “Significant Subsidiary” pursuant to the foregoing definition.

“SLL Principles” has the meaning assigned to such term in Section 2.23(b).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA” means a rate equal to the sterling overnight index average as administered by the SONIA Administrator.

“SONIA Adjustment” means a percentage equal to 0.0326% (3.26 basis points) per annum.

“SONIA Administrator” means the Bank of England (or any successor administrator of the sterling overnight index average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the sterling overnight index average identified as such by the SONIA Administrator from time to time.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Subsequent Borrowings” has the meaning assigned to such term in Section 2.19.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of a Guarantor (or any Person that would be a subsidiary of the Guarantors if the Guarantors were merged into a single entity) that is or would be consolidated with the Guarantors in the preparation of segment information with respect to the combined financial statements of the Guarantors prepared in accordance with GAAP, but shall not include (a) any private equity fund, real estate fund, hedge fund or other investment fund or vehicle or (b) any portfolio company of any such fund or vehicle. The term “Subsidiary” shall include the Borrower.

“Sustainability Agents” means, collectively, Citibank, N.A. and Bank of America, N.A., as selected by the Borrower to act as a sustainability agent in respect of the credit facilities established hereunder.

“Sustainability Assurance Provider” has the meaning assigned to such term in Section 2.23(b).

“Sustainability Targets” means specified key performance indicators with respect to certain environmental, social and governance targets of the Borrower and any of its Subsidiaries, which shall be confirmed by the Borrower (or its designated advisor) as being consistent with the SLL Principles.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Citibank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swiss Francs” or “CHF” means the lawful currency of Switzerland.

“Syndication Agent” means Bank of America, N.A.

“TARGET Day” means any day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate (other than pursuant to clause (c) of the definition of “Alternate Base Rate”).

“Term SOFR Adjustment” means a percentage equal to 0.10% (10 basis points) per annum.

“Term SOFR Rate” means,

(a) for any calculation with respect to a Term Benchmark Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the CME Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the CME Term SOFR Reference Rate has not occurred, then the Term SOFR Rate will be the Term SOFR Reference Rate for such tenor as published by the CME Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the CME Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the CME Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR Rate will be the Term SOFR Reference Rate for such tenor as published by the CME Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the CME Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;

provided, further, that if the Term SOFR Rate determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then the Term SOFR Rate shall be deemed to be the Floor.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“TONAR” means a rate equal to the Tokyo Overnight Average Rate as administered by the TONAR Administrator.

“TONAR Adjustment” means a percentage equal to -0.02923% (negative 2.923 basis points) per annum.

“TONAR Administrator” means the Bank of Japan (or any successor administrator of the Tokyo Overnight Average Rate).

“TONAR Administrator’s Website” means the Bank of Japan’s website, currently at http://www.boj.or.jp, or any successor source for the Tokyo Overnight Average Rate identified as such by the TONAR Administrator from time to time.

“Total Indebtedness” means, on any date, the total amount of Indebtedness of the Guarantors and the Subsidiaries outstanding on such date determined in accordance with GAAP, including in any event any Guarantees by a Guarantor or a Subsidiary (other than a Seasoning Subsidiary) of Non-Recourse Seasoning Debt and excluding (i) intercompany debt among the Guarantors and the Subsidiaries (for the avoidance of doubt, other than Guarantees of Non-Recourse Seasoning Debt) and (ii) Non-Recourse Seasoning Debt of Seasoning Subsidiaries, net of the excess, if positive, of (a) the sum of (i) unencumbered (other than by customary bankers’ liens) cash and Cash Equivalents of the Guarantors and the Subsidiaries (other than cash and Cash Equivalents of any Regulated Subsidiary not permitted to be distributed or paid out due to regulatory requirements), less the amount thereof attributable to minority interests in Subsidiaries and (ii) loans to employees of the Guarantors, the Subsidiaries and their Affiliates outstanding for less than 60 days, over (b) 100% of accrued compensation expense (excluding (x) any carry/incentive fee-related compensation expenses (including in such exclusion minority interests), except to the extent such expenses are payable in respect of carry or incentive related compensation realized by any Guarantor or any Subsidiary on or prior to such date, and (y) non-cash equity-based compensation charges).

“Transactions” has the meaning assigned to such term in Section 3.02 hereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate (other than pursuant to the definition of Alternate Base Rate), the EURIBO Rate, the Alternate Base Rate, CDOR or the same Daily Simple RFR.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government Securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such terms in Section 2.16(f)(ii)(B)(3).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” or “¥” means the lawful currency of Japan.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”, “Eurocurrency Loan” or an “ABR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”, a “Eurocurrency Borrowing” or an “ABR Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Any reference to GAAP herein, when used with respect to combined financial statements of the Guarantors, means generally accepted accounting principles in the United States without giving effect to principles of consolidation inconsistent with the preparation of financial statements on a combined basis; provided, however, all leases of the Guarantors and the Subsidiaries that would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases had been treated prior to the issuance of the ASU for purposes of all financial definitions and calculations hereunder notwithstanding the fact that such leases are required in accordance with the ASU to be treated as Capital Lease Obligations in the financial statements to be delivered pursuant to Section 5.04; provided, further that the financial statements to be delivered pursuant to Section 5.04 shall be prepared in accordance with GAAP and the Borrower shall, upon the reasonable request of the Administrative Agent, provide to the Administrative Agent (for delivery to the Lenders) a written reconciliation between such calculations and deliverables made before and after the issuance of the ASU if comparable information is not otherwise disclosed in such financial statements.

(b) Notwithstanding any provision to the contrary contained herein, in the event (i) Blackstone Group or the Guarantors effect a restatement of its or their financial statements previously provided hereunder which restatement either (x) relates to the valuation of investment assets or (y) results from an accounting or similar change, requirement, policy or practice imposed or implemented on an industry-wide basis, and (ii) such restated financial statements do not indicate a material adverse change in the creditworthiness of the Guarantors and the Subsidiaries, taken as a whole, from that indicated by such previously provided financial statements to which the restatement relates, then such restatement shall not be deemed to constitute or provide the basis for a Default hereunder; provided, however, that if any such restatement referred to in clause (y) above affects in any material respect the calculation of Total Indebtedness or Combined EBITDA, then the provisions of paragraph (a) of this Section will apply as if such restatement resulted from a change in GAAP or in the application thereof, and at the request of the Borrower or the Required Lenders, the relevant provisions of this Agreement will be renegotiated by the Borrower and the Lenders to give effect to the intent of this Agreement as in effect prior to such restatement.

SECTION 1.05. Currency Translation. At any time, any reference in the definition of the term “Alternative Currency” or in any other provision of this Agreement to the currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such currency is the same as it was on the Restatement Date. The Administrative Agent shall determine the Dollar Equivalent of any Borrowing denominated in a currency other than Dollars, as of the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate for such currency in relation to Dollars in effect on the date that is three Business Days prior to the date on which the applicable Interest Period shall commence, and each such amount shall, except as provided in the last two sentences of this Section, be the Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this sentence. The Issuing Bank shall determine the Dollar Equivalent of any Letter of Credit denominated in a currency other than Dollars as of the date such Letter of Credit is issued, amended to increase its face amount or extended in each case using the Exchange Rate for such currency in relation to Dollars. The Administrative Agent shall notify the Borrower and the Lenders of each calculation of the Dollar Equivalent of each Borrowing and the Issuing Bank will notify the Administrative Agent of the Dollar Equivalent of each Letter of Credit. Notwithstanding the foregoing, for purposes of any determination under Article V, Article VI or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate (other than conversions under this Agreement of Obligations using the Exchange Rate as required by this Agreement), all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the Borrower’s most recently delivered financial statements.

SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.07. Rates. The Administrative Agent does not warrant or accept any responsibility for, and, absent its own gross negligence, fraud or willful misconduct, shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, any Daily Simple RFR, any Eurocurrency Rate, the Adjusted Term SOFR Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Alternate Base Rate, any Daily Simple RFR, any Eurocurrency Rate, the Adjusted Term SOFR Rate or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service, other than for direct or actual damages resulting solely from willful misconduct or gross negligence of the Administrative Agent as determined by a final, non-appealable judgment of a court of competent jurisdiction.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower denominated in Dollars or an Alternative Currency from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment, (b) the aggregate Credit Exposures exceeding the aggregate Commitments or (c) the aggregate Alternative Currency Credit Exposure exceeding the Dollar Equivalent of 50% of the total Commitments (the “Alternative Currency Sub-Limit”). The Borrower and the Lenders acknowledge the making of Revolving Loans prior to the Restatement Date under the Existing Credit Agreement and agree that, to the extent outstanding on the Restatement Date, such Revolving Loans shall continue to be outstanding pursuant to the terms and conditions of this Agreement and the other Loan Documents. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Borrowing shall be comprised entirely of Eurocurrency Loans, of Term Benchmark Loans, of RFR Loans or of ABR Loans denominated in a single currency or as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan denominated in Dollars. Each Lender at its option may make any Eurocurrency Loan, Term Benchmark Loan or RFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Each Borrowing (other than an ABR Borrowing) shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the applicable Borrowing Minimum. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Interest Periods in effect at any time.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing (other than a Swingline Loan), the Borrower shall notify the Administrative Agent of such request in writing (including by email) or by telecopy (a) in the case of a Term Benchmark Borrowing, not later than 12:00 p.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (c) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing, (d) in the case of an RFR Borrowing denominated in Sterling, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (e) in the case of an RFR Borrowing denominated in Swiss Francs, not later than 10:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (f) in the case of an RFR Borrowing denominated in Yen, not later than 12:00 p.m., New York City time, four Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be in a form approved by the Administrative Agent and signed by the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount and currency of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;

(iv) in the case of a Eurocurrency Borrowing or a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06 or, in the case of any ABR Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the Type of a Borrowing denominated in Dollars is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing or Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount and currency of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower denominated in Dollars from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $150,000,000 or (ii) the aggregate Credit Exposures exceeding the aggregate Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request in writing (including by email) or by telecopy, not later than 2:00 p.m., Local Time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan, and in the case of any Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that has made such LC Disbursement. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender or to the applicable Issuing Bank, as the case may be, by 4:00 p.m., Local Time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., Local Time, on any Business Day require the Lenders to acquire participations on the following Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account (or jointly with the Borrower for the account of any Guarantor or Subsidiary), denominated in Dollars or an Alternative Currency and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any letter of credit application submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank in connection with the issuance of any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment or extension of an outstanding Letter of Credit, the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance, amendment or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the requested date of issuance, amendment or extension (which shall be a Business Day no earlier than three Business Days (or such shorter period agreed to by such Issuing Bank in its sole discretion) after such Issuing Bank’s receipt of the corresponding request, including any letter of credit application and other documentation or information relating thereto), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other documentation and information as shall be necessary to enable the applicable Issuing Bank to prepare, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request. A Letter of Credit shall be issued, amended or extended only if (and upon each issuance, amendment or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the LC Exposure will not exceed $250,000,000, (ii) the aggregate Credit Exposures will not exceed the aggregate Commitments, (iii) the aggregate Alternative Currency Credit Exposures will not exceed the Alternative Currency Sub-Limit and (iv) the LC Exposure attributable to Letters of Credit issued by any Issuing Bank will not exceed the Issuing Bank Limit of such Issuing Bank, unless otherwise agreed to in writing by such Issuing Bank. No Issuing Bank shall be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Issuing Bank from issuing the Letter of Credit, or any law applicable to the applicable Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular. Barclays Bank PLC, in its capacity as an Issuing Bank, shall not be required to issue any Letter of Credit other than a standby Letter of Credit.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary in advance of any such extension.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Lender, the Issuing Bank that is the issuer thereof hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Letter of Credit outstanding immediately prior to the Restatement Date will constitute a Letter of Credit hereunder and each Lender will, as of the Restatement Date, have a participation therein equal to its Applicable Percentage of the available amount to be drawn thereunder. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason, each such payment to be made in Dollars. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representations and warranties of the Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended or extended, Lenders with LC Exposures representing more than 50% of the aggregate LC Exposures shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Letter of Credit were then issued, amended or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, it shall have no obligation to issue, amend or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e) Disbursements. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit and shall promptly notify the Administrative Agent and the Borrower in writing (including by email) or by telecopy of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Reimbursements. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, in the currency (or, in the case of currencies other than Dollars, in Dollars the Dollar Equivalent amount of such LC Disbursement on the date of such LC Disbursement) of such LC Disbursement, not later than (i) if the Borrower shall have received notice of such LC Disbursement prior to 12:00 noon Local Time on any Business Day, then 4:00 p.m. on the next Business Day or (ii) otherwise, 4:00 p.m. Local Time, on the second Business Day following the day that the Borrower receives such notice; provided that, if the amount or Dollar Equivalent, as the case may be, of such LC Disbursement is $1,000,000 or more, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Revolving Loan that is an ABR Borrowing or a Swingline Loan, in an equivalent amount, and to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Loan. If the Borrower fails to reimburse any LC Disbursement by the time specified above, the Administrative Agent shall notify each Lender of such failure, the Dollar amount of the payment then due from the Borrower in respect of such LC Disbursement and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Lender (and Section 2.06, including the provisions with respect to interest or unpaid amounts, shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank, as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of an ABR Borrowing or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that none of the foregoing in this paragraph (g) shall be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by (i) such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and in connection therewith, the parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of such Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination) or (ii) such Issuing Bank’s willful failure to pay under a Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement in full, at the rate per annum then applicable to ABR Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(e) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i) Cash Collateralization. If any Event of Default under clause (b), (c), (g) or (h) of Article VII shall occur and be continuing, on the first Business Day following the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders representing more than 50% of the aggregate LC Exposures) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall deposit, with respect to each outstanding Letter of Credit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash and in the currency of such Letter of Credit equal to the LC Exposure attributable to such Letter of Credit as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article VII. The Borrower also shall deposit Cash Collateral in accordance with this paragraph as and to the extent required by Section 2.10(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made in investments of a type to be agreed by the Borrower and the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Lenders with LC Exposures representing more than 50% of the aggregate LC Exposures), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide Cash Collateral hereunder as a result of the occurrence of an Event of Default, such Cash Collateral (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide cash collateral hereunder pursuant to Section 2.10(b), such cash collateral (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the aggregate Credit Exposures would not exceed the aggregate Commitments and no Default shall have occurred and be continuing.

(j) Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Lender and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein or therein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.

(k) Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.11(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(l) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions and amendments, all expirations and cancellations and all disbursements and reimbursements, (ii) on each Business Day on which such Issuing Bank issues, amends or extends any Letter of Credit, the date of such issuance, amendment or extension, and the face amount of the Letters of Credit issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank. No failure on the part of any Issuing Bank to provide such information pursuant to this paragraph (l) shall limit the obligations of the Borrower or any Lender hereunder with respect to its reimbursement and participation obligations hereunder.

(m) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or London, as applicable, and designated by the Borrower in the applicable Borrowing Request or, in the case of ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), to the Issuing Bank specified by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date (or, in the case of an ABR Borrowing, prior to the proposed time) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing or Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may, in the case of a Borrowing denominated in Dollars, elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing or Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing (including by email) or by telecopy by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be in a form approved by the Administrative Agent and signed by the Borrower. Notwithstanding any other provision of this Section, the Borrower shall not be permitted to elect an Interest Period for Eurocurrency Loans or Term Benchmark Loans that does not comply with Section 2.02(d).

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) in the case of a Borrowing denominated in Dollars, whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing or Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing or Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing or Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Term Benchmark Borrowing, be converted to an ABR Borrowing and (ii) in the case of a Eurocurrency Borrowing, be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the aggregate Credit Exposures would exceed the aggregate Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments, except as otherwise provided in this Agreement as of the Restatement Date.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan, in the currency of such Loan, on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan, in Dollars, on the earlier of (A) the Maturity Date and (B) the first date after such Swingline Loan is made that is the last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided that on each date that a Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount and currency of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, without premium or penalty but subject to Section 2.15, in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section.

(b) In the event and on each occasion that (i) the aggregate Alternative Currency Credit Exposures exceed 105% of the Alternative Currency Sub-Limit or (ii) the aggregate Credit Exposures exceed 100% of the aggregate Commitments (except as a result of Exchange Rate fluctuations not requiring a prepayment pursuant to clause (i) above), the Borrower shall prepay, within two Business Days of receiving notice from the Administrative Agent (or such longer period as the Administrative Agent may agree to in order to avoid breakage costs) of any such prepayment required by, or attributable to currency fluctuations contemplated by, clause (i) of this sentence and otherwise immediately, without premium or penalty but subject to Section 2.15, Loans (or, if no Loans are outstanding, deposit Cash Collateral in an account with the Administrative Agent in accordance with Section 2.05(i)), in each case in such amounts and such currencies as shall be necessary to eliminate the excess of such Credit Exposures over the Alternative Currency Sub-Limit or the aggregate Commitments, as applicable.

(c) The Borrower shall notify the Administrative Agent by written or telecopy notice (or telephonic notice promptly confirmed by written or telecopy notice) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 12:00 p.m., New York City time, three U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of a Eurocurrency Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment, (iii) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of prepayment, (iv) in the case of an RFR Borrowing denominated in Sterling, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of prepayment, (v) in the case of an RFR Borrowing denominated in Swiss Francs, not later than 10:00 a.m., New York City time, three Business Days before the date of prepayment, (vi) in the case of an RFR Borrowing denominated in Yen, not later than 12:00 p.m., New York City time, four Business Days before the date of prepayment or (vii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Commitment of such Lender during the period from and including the Restatement Date to but excluding the date on which such Commitment terminates. Commitment fees in respect of any Commitment accrued through and including the last day of March, June, September and December of each year (commencing on June 30, 2022) shall be payable in arrears no later than three Business Days after such last day; provided that all such fees shall be payable on the date on which such Commitment terminates. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to non-ABR Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank, a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year (commencing on June 30, 2022) shall be payable in arrears no later than three Business Days after such last day; provided that all such fees shall be payable on the date on which the Commitments terminate; provided further that any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period for such Borrowing plus the Applicable Rate.

(c) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Relevant Rate applicable to such Borrowing for the Interest Period for such Borrowing plus the Applicable Rate.

(d) The Loans comprising each RFR Borrowing shall bear interest at a rate per annum equal to the applicable Daily Simple RFR plus the Applicable Rate.

(e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan or Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Daily Simple RFR or Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest. (a) Subject to Section 2.13(b) below, if:

(i) (A) prior to the commencement of any Interest Period for a Eurocurrency Borrowing or a Term Benchmark Borrowing, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, CDOR or the EURIBO Rate, as applicable (including, without limitation, because the Relevant Screen Rate for such Interest Period is not available or published on a current basis and such circumstances are unlikely to be temporary) for such Interest Period or (B) at any time, for an RFR Borrowing, the Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR (each determination under this clause (i) shall be made in good faith and shall be conclusive absent manifest error); or

(ii) (A) prior to the commencement of any Interest Period for a Eurocurrency Borrowing in any Applicable Currency or a Term Benchmark Borrowing, the Administrative Agent is advised by the Required Lenders that the Adjusted Term SOFR Rate, CDOR or the EURIBO Rate, as applicable, for a Loan in such Applicable Currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing for such Interest Period or (B) at any time, for an RFR Borrowing, the Administrative Agent is advised by Lenders constituting Required Lenders that the applicable Daily Simple RFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders in writing as promptly as practicable thereafter setting forth in reasonable detail the basis for such determination and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) if the affected currency is Dollars, then (A) in the case of a Borrowing Request or Interest Election Request that requests a Term Benchmark Borrowing, at the Borrower’s election, (1) shall be ineffective or (2) shall be made as an ABR Borrowing and (B) in the case of any Term Benchmark Borrowing outstanding on the date of the Borrower’s receipt of such notice from the Administrative Agent, at the Borrower’s election, (1) such Loan shall be repaid at the end of the applicable Interest Period or (2) such Loan shall be converted, on the last day of the Interest Period applicable thereto, to an ABR Borrowing and (ii) if the affected currency is an Alternative Currency, then (A) in the case of a Borrowing Request or Interest Election Request that requests a Eurocurrency Borrowing denominated in such Alternative Currency and for such Interest Period or any RFR Borrowing, as applicable, at the Borrower’s election, (1) shall be ineffective or (2) shall be made as (x) in the case of a Borrowing denominated in an Alternative Currency other than Canadian Dollars, an ABR Borrowing (in an amount equal to the Dollar Equivalent of such Eurocurrency Borrowing or RFR Borrowing, as applicable) or (y) in the case of a Borrowing denominated in Canadian Dollars, a Borrowing denominated in Canadian Dollars bearing interest at the Canadian Prime Rate plus the Applicable Rate for ABR Loans, (B) in the case of any Eurocurrency Loan outstanding on the date of the Borrower’s receipt of such notice from the Administrative Agent, such Loan shall be repaid in full at the end of the applicable Interest Period; provided, however, if such Eurocurrency Loan is not so repaid, it shall be converted to (x) in the case of a Eurocurrency Borrowing denominated in

Euro, an ABR Loan (in an amount equal to the Dollar Equivalent of such Eurocurrency Loan) or (y) in the case of a Eurocurrency Borrowing denominated in Canadian Dollars, a Loan denominated in Canadian Dollars bearing interest at the Canadian Prime Rate plus the Applicable Rate for ABR Loans, in each case on the last day of the Interest Period applicable thereto, and (C) in the case of any RFR Loan outstanding on the date of the Borrower’s receipt of such notice from the Administrative Agent, such RFR Loan shall be converted to an ABR Loan (in an amount equal to the Dollar Equivalent of such RFR Loan) on the immediately succeeding Business Day.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any then-current Benchmark for an Applicable Currency, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark for such Applicable Currency with a Benchmark Replacement. Any such amendment in respect of any Benchmark Transition Event will become effective at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) In connection with the implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) any Benchmark Replacement Date and the related Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 2.13 may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark for an Applicable Currency is a term rate (including the Adjusted Term SOFR Rate, CDOR or the EURIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will no longer be representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark setting for such Applicable Currency at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark for such Applicable Currency (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark for such Applicable Currency (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings for such Applicable Currency at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any request for a Eurocurrency Borrowing, Term Benchmark Borrowing or RFR Borrowing, or conversion to or continuation of Eurocurrency Loans in each affected Applicable Currency to be made, converted or continued during such Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion (x) in the case of a Loan or Borrowing denominated in an Alternative Currency other than Canadian Dollars, an ABR Loan (in an amount equal to the Dollar Equivalent of such Eurocurrency Borrowing or RFR Borrowing, as applicable) or (y) in the case of a Loan or Borrowing denominated in Canadian Dollars, a Loan denominated in Canadian Dollars bearing interest at the Canadian Prime Rate plus the Applicable Rate for ABR Loans and (ii) (A) any outstanding affected RFR Loans denominated in Dollars or Term Benchmark Loans will be deemed to have been converted into ABR Loans on the last day of the Interest Period applicable thereto, (B) any outstanding affected Eurocurrency Loans shall be prepaid in full at the end of the applicable Interest Period; provided, however, if such Eurocurrency Loan is not so prepaid, it shall be converted to (x) in the case of a Eurocurrency Loan denominated in Euros, an ABR Loan (in an amount equal to the Dollar Equivalent of such Eurocurrency Loan) or (y) in the case of a Eurocurrency Loan denominated in Canadian Dollars, a Loan denominated in Canadian Dollars bearing interest at the Canadian Prime Rate plus the Applicable Rate for ABR Loans, in each case on the last day of the Interest Period applicable thereto, and (C) any outstanding affected RFR Loans shall be converted to an ABR Loan (in an amount equal to the Dollar Equivalent of such RFR Loan) on the immediately succeeding Business Day. During any Benchmark Unavailability Period with respect to Dollars or at any time that a tenor for the then-current Benchmark for Dollars is not an Available Tenor, the component of Alternate Base Rate based upon such Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank;

(ii) impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (excluding any Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject the Administrative Agent or any Lender or Issuing Bank to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), in each case in an amount deemed to be material by such Lender or Issuing Bank, then the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs or expenses incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), in each case in an amount deemed to be material to such Lender or Issuing Bank, then from time to time the Borrower will pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company as specified in paragraph (a) or (b) of this Section, and setting forth in reasonable detail the manner of determination of such amount or amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding any other provision of this Section 2.14, no Lender shall demand compensation for any increased costs associated with a Change in Law based on clause (i) or (ii) in the proviso to the definition of “Change in Law” if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances and unless such demand is generally consistent with such Lender’s treatment of comparable borrowers of such Lender in the United States with respect to similarly affected commitments or loans (it being understood that this sentence shall not limit the discretion of any Lender to waive the right to demand such compensation in any given case or require any Lender to disclose any confidential or proprietary information).

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan or Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan or Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan or Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, reasonable cost and reasonable expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR Rate or Relevant Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then-current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the same currency of a comparable amount and period from other banks in the applicable market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the manner of determination of such amount or amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any withholding agent shall be required to deduct or withhold any Taxes from any such payments, then (i) if such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.16) the Administrative Agent, Issuing Bank or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Loan Party shall make such deductions or withholdings and (iii) the applicable Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Issuing Bank or Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank or the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 Business Days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct or indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Restatement Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If the Administrative Agent, an Issuing Bank or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Issuing Bank or Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Issuing Bank or Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Issuing Bank or Lender in the event the Administrative Agent or such Issuing Bank or Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent, any Issuing Bank or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(h) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such accounts as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank or the Swingline Lender shall be so made and payments pursuant to Sections 2.14, 2.15, 2.16, 2.18 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal and LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the relative aggregate amount of principal of and accrued interest on their Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including Section 2.21) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to Loan Parties or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b), or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender is a Defaulting Lender, or if any Lender does not consent to any amendment or waiver of the Loan Documents requested by the Borrower, or if a Lender is a Declining Lender under Section 2.21, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, each Issuing Bank and the Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Borrower and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c) Notwithstanding the foregoing provisions of this Section 2.18, no Lender or Issuing Bank may request compensation under Section 2.14, and the Borrower shall not be required to pay any additional amounts for the benefit of any Lender or Issuing Bank pursuant to Section 2.16, if such Lender or Issuing Bank shall not at such time demand compensation from, or require the payment of such additional amounts by, its best customers at such time in similar circumstances.

SECTION 2.19. Increase of Commitments. (a) The Borrower may from time to time after the Restatement Date, by written notice to the Administrative Agent (which shall be provided four Business Days prior to the Increase Effective Date), executed by the Borrower and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender (acting in its sole discretion), cause new Commitments to be extended by the Increasing Lenders or cause the existing Commitments of the Increasing Lenders to be increased (any such extension or increase being called a “Commitment Increase”), in an amount set forth in such notice; provided, that (i) the aggregate amount of the Commitment Increases becoming effective on any single date shall be at least $25,000,000 (or such lesser amount consented to by the Administrative Agent), (ii) at no time shall the aggregate amount of Commitments, giving effect to the Commitment Increases effected pursuant to this paragraph, exceed $4,635,000,000, (iii) each Increasing Lender, if not already a Lender hereunder, (A) shall be subject to the approval of the Administrative Agent and each Issuing Bank (which approval shall not be unreasonably withheld or delayed), (B) shall complete an Administrative Questionnaire and (C) shall become a party hereto by completing and delivering to the Administrative Agent, not later than 11:00 a.m., New York City time, on the Increase Effective Date, a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and the Borrower (an “Accession Agreement”). New Commitments and increases in Commitments shall become effective on the date specified in the applicable notices delivered pursuant to this paragraph. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, (x) such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded to, and shall be subject to all obligations of, a Lender hereunder and (y) Schedule 2.01 shall be deemed to have been amended to reflect the Commitments of such Increasing Lender as provided in such Accession Agreement. Upon the effectiveness of any Commitment Increase with respect to a Lender already a party hereto, Schedule 2.01 shall be deemed to have been amended to reflect the increased Commitment of such Lender. For the avoidance of doubt, no Lender may be made an Increasing Lender without its consent.

(b) On the Increase Effective Date, which shall not be less than 30 days prior to the Maturity Date, (i) the aggregate principal amount of the Loans outstanding immediately prior to giving effect to the applicable Commitment Increase on the Increase Effective Date (the “Initial Loans”) shall be deemed to be repaid, (ii) after the effectiveness of the Commitment Increase, the Borrower shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the Types, in the currencies and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (iii) each Lender shall pay to the Administrative Agent in same day funds and in the applicable currencies of the relevant Borrowings an amount equal to the difference, if positive, between (A) such Lender’s Applicable Percentage (calculated after giving effect to the Commitment Increase), of the Subsequent Borrowings and (B) such Lender’s Applicable Percentage (calculated without giving effect to the Commitment Increase), of the Initial Loans, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall pay to each Lender the portion of such funds that is equal to the difference, if positive, between (A) such Lender’s Applicable Percentage (calculated without giving effect to the Commitment Increase), of the Initial Loans and (B) such Lender’s Applicable Percentage (calculated after giving effect to the Commitment Increase), of the amount of the Subsequent Borrowings, (v) each Increasing Lender and each other Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase) and (vi) the Borrower shall pay each Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each non-ABR Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.15 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result. Notwithstanding the foregoing, the Administrative Agent may, in its discretion, implement other procedures (such as non-pro rata Borrowings while current Interest Periods are in effect) in order to minimize or eliminate breakage costs in connection with any such increase.

(c) Notwithstanding the foregoing, no increase in the Commitments (or in any Commitment of any Lender) shall become effective under this Section unless, on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Administrative Agent shall have received, not later than 11:00 a.m., New York City time, on the Increase Effective Date, a certificate to that effect dated such date and executed by a Financial Officer of each Loan Party.

SECTION 2.20. Additional Guarantors. The Borrower may at any time and from time to time, including for purposes of complying with Section 6.07 or effecting a Permitted Reorganization Transaction, designate any Eligible Additional Guarantor as an additional Guarantor hereunder, in each case by delivery to the Administrative Agent of a Guarantor Joinder Agreement executed by such Eligible Additional Guarantor and satisfaction of the conditions with respect to such Eligible Additional Guarantor set forth in Section 4.03. Notwithstanding the foregoing, no Guarantor Joinder Agreement shall become effective with respect to any Eligible Additional Guarantor if it shall be unlawful for such Eligible Additional Guarantor to become a Guarantor hereunder. As soon as practicable upon receipt of a Guarantor Joinder Agreement and the satisfaction of the conditions set forth in Section 4.03 with respect to the Eligible Additional Guarantor to which it relates, the Administrative Agent shall send a copy thereof to each Lender.

SECTION 2.21. Extension of Maturity Date. (a) The Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders) not less than 45 days prior to the then existing Maturity Date with respect to all or part of their respective Commitments (the “Existing Maturity Date”), request that the Lenders extend the Maturity Date in accordance with this Section 2.21. Each Maturity Date Extension Request shall (i) specify the date to which the Maturity Date is sought to be extended, (ii) specify the changes, if any, to the Applicable Rate to be applied in determining the interest payable on Loans of, and fees payable hereunder to, Consenting Lenders in respect of that portion of their Commitments (and related Loans) extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date), and (iii) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request, provided that no such changes or modifications requiring approvals pursuant to Section 9.02(b) other than that of the Required Lenders shall become effective unless such other approvals have been obtained. In the event a Maturity Date Extension Request shall have been delivered by the Borrower, each Lender shall have the right to agree to the extension of the Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of the Commitment of such Lender with respect to which such Lender agrees to the extension of the Maturity Date, delivered to the Borrower (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Borrower and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Borrower (it being understood that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender). If a Lender elects to extend only a portion of its then existing Commitment, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Commitment. If Lenders constituting the Required Lenders shall have agreed to such Maturity Date Extension Request in respect of Commitments constituting a majority of the aggregate Commitments, then, subject to paragraph (d) of this Section, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Maturity Date shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the Commitments and Loans of the Consenting Lenders (including interest and fees (including Letter of Credit fees) payable in respect thereof), shall be modified as set forth in the Maturity Date Extension Request and (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals other than those of the Required Lenders having been obtained) become effective.

(b) Notwithstanding the foregoing, the Borrower shall have the right, in accordance with the provisions of Sections 2.18 and 9.04, at any time prior to the Existing Maturity Date, to replace a Declining Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Commitment that it has not agreed to extend) with a Lender or other financial institution that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment assigned to and assumed by it on and after the effective time of such replacement.

(c) If a Maturity Date Extension Request has become effective hereunder, on the Existing Maturity Date:

(i) the Commitment of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, terminate, and the Borrower shall repay all the Loans of such Declining Lender, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder (accordingly, the Commitment of any Consenting Lender shall, to the extent such Commitment exceeds the amount set forth in the notice delivered by such Lender pursuant to paragraph (a) of this Section, be permanently reduced by the amount of such excess, and the Borrower shall prepay the proportionate part of the Loans of such Consenting Lender, in each case together with accrued and unpaid interest thereon to but excluding the Existing Maturity Date and all fees and other amounts payable in respect thereof on or prior to the Existing Maturity Date); and

(ii) the Borrower shall make such other prepayments of Loans pursuant to Section 2.10 as shall be required in order that, after giving effect to the termination and permanent reductions of the Commitments of Declining Lenders pursuant to clause (i) above, and all payments to such Declining Lenders, the aggregate Credit Exposures do not exceed the aggregate Commitments.

(d) Notwithstanding the foregoing, no Maturity Date Extension Request shall become effective hereunder unless, on the Extension Effective Date, the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such Maturity Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer.

(e) Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of the Maturity Date in accordance with the express terms of this Section 2.21, or any amendment or modification of the terms and conditions of the Commitments and Loans and Letters of Credit of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate the last sentence of Section 2.08(c) or Section 2.17(b) or 2.17(c) or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 9.02(b).

(f) Notwithstanding the foregoing, in the case of any Lender then serving (or whose designated Affiliate is then serving) as an Issuing Bank, (i) the Issuing Bank Limit of such Lender (or such designated Affiliate) shall not be extended in connection with an extension of such Lender’s Commitment unless so specified by such Lender (or such designated Affiliate), in its capacity as Issuing Bank, in a written notice to the Borrower and (ii) no Issuing Bank that is a Declining Lender shall be required to issue, amend or extend a Letter of Credit such that such Letter of Credit expires later than five Business Days prior to the Existing Maturity Date.

(g) The Borrower and the Administrative Agent may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has been approved by the Required Lenders and become effective in accordance with the provisions of this Section 2.21.

SECTION 2.22. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.11(a) or 2.11(b) (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees and, to the extent any LC Exposure or Swingline Exposure is reallocated to Non-Defaulting Lenders as set forth in Section 2.22(d)(i), any such fees will be paid to the applicable Non-Defaulting Lenders to the extent of such reallocation);

(b) such Lender will not, to the fullest extent permitted by applicable law, be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would (i) increase or extend the term of the Commitment of such Defaulting Lender, (ii) extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, (iii) reduce the principal amount of any obligation owing to such Defaulting Lender, (iv) reduce the amount of or the rate of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder or (v) alter the terms of this proviso, will continue to require the consent of such Defaulting Lender;

(c) the Borrower may irrevocably terminate the unused amount of the Commitment of such Defaulting Lender upon not less than three Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof). Such termination shall be effective, with respect to such Defaulting Lender’s then existing unused Commitments, on the date set forth in such notice and, with respect to any unused Commitment thereafter arising, on the later of the date set forth in such notice and the date on which such unused Commitment first arises

(and no commitment fee will be payable in respect of such unused Commitment terminated on the date it arises). Upon termination of such Defaulting Lender’s unused Commitments under this Section 2.22(b), the Borrower shall pay or cause to be paid all accrued commitment fees payable to, and all other amounts owing to, such Defaulting Lender under this Agreement. Upon such payment, the obligations of such Defaulting Lender hereunder with respect to such terminated Commitments shall be released and discharged; provided, however, that such Defaulting Lender’s rights and obligations provided in Section 9.05 with respect to such terminated Commitments shall survive such release and discharge as to matters occurring prior to such date;

(d) if any LC Exposure or Swingline Exposure exists at the time a Lender is a Defaulting Lender:

(i) such LC Exposure or Swingline Exposure will automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders on a pro rata basis in accordance with their respective Commitments (without giving effect to the Commitment of such Defaulting Lender); provided that (A) no Non-Defaulting Lender’s Credit Exposure may in any event exceed its Commitment as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim any Loan Party, the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender; and

(ii) to the extent any portion (the “unreallocated portion”) of the Defaulting Lender’s LC Exposure or Swingline Exposure cannot be reallocated to Non-Defaulting Lenders, whether by reason of the proviso in clause (i) above or otherwise, the Borrower will, not later than three Business Days after demand therefor by the Administrative Agent (at the direction of any Issuing Bank or the Swingline Lender), (A) Cash Collateralize in full its obligations to the Issuing Banks in respect of the unreallocated portion of such LC Exposure, (B) prepay in full its obligations to the Swingline Lender in respect of the unreallocated portion of such Swingline Exposure or (C) make other arrangements reasonably satisfactory to the Administrative Agent and to the Issuing Banks and the Swingline Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(iii) to the extent the unreallocated portion of any LC Exposure is Cash Collateralized pursuant to clause (ii) above, such Cash Collateral will be applied to reimburse the relevant Issuing Bank for the portion of any LC Disbursement to which such unreallocated portion relates and, to the extent the remaining portion of such LC Disbursement shall not be reimbursed by the Borrower in accordance with Section 2.05(f), the Non-Defaulting Lenders will be required pursuant to Section 2.05(f) to fund participations therein in accordance with clause (i) above;

(e) no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, and the Swingline Lender shall not be required to fund any Swingline Loan, unless such Issuing Bank or the Swingline Lender is satisfied that any LC Exposure or Swingline Exposure that would result therefrom is fully covered or eliminated by any combination reasonably satisfactory to such Issuing Bank or the Swingline Lender, as applicable, of the arrangements set forth in clauses (d)(i) and (d)(ii) above;

(f) in furtherance of the foregoing, if any Lender becomes, and during the period it remains, a Defaulting Lender, the Swingline Lender is hereby authorized by the Borrower (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Administrative Agent, Borrowing Requests pursuant to Section 2.03 in such amounts and in such times as may be required to repay an outstanding Swingline Loan; and

(g) any amount paid by the Borrower for the account of such Defaulting Lender in its capacity as a Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will be applied to the payment of all amounts then due and payable by such Defaulting Lender under this Agreement until such amounts are paid in full and then will be paid to such Defaulting Lender. The application of payments as described in the preceding sentence shall not result in a Default, and a Defaulting Lender may not charge any overdue or penalty interest on any amount owed to it that is not paid as a result of such application.

If the Borrower, the Administrative Agent, each Issuing Bank and the Swingline Lender agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, and as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par such portion of the outstanding Loans or participations in Letters of Credit and Swingline Loans of the other Lenders or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Credit Exposure of the Lenders to be on a pro rata basis in accordance with their respective Commitments, and such Lender will cease to be a Defaulting Lender and will become a Non-Defaulting Lender (and the Credit Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. The parties agree that this Section 2.22 does not violate any of the pro rata provisions of this Agreement.

SECTION 2.23. Sustainability Targets. After the Restatement Date, the Borrower may submit a written request to the Administrative Agent and the Sustainability Agents that the Borrower, the Administrative Agent and Required Lenders modify this Agreement by a letter agreement to provide for an annual adjustment (an increase, a decrease or no adjustment) to the Applicable Rate based on the performance of the Borrower and its Subsidiaries against the Sustainability Targets (such agreement, the “ESG Side Letter”). Such request shall be accompanied by the proposed Sustainability Targets, as prepared by the Borrower in consultation with the Sustainability Agents.

(a) In connection with a request for the ESG Side Letter, the Borrower shall engage in good faith discussions with the Administrative Agent, the Sustainability Agents and one or more of the Lenders in respect of the proposed Sustainability Targets and the proposed Sustainability Assurance Provider, and any proposed incentives and penalties for compliance and noncompliance, respectively, with the Sustainability Targets, including any adjustments to the Applicable Rate, to be set forth in the ESG Side Letter (collectively, the “ESG Pricing Provisions”); provided that (i) the amount of any such adjustments shall not result in a decrease or an increase of more than (A) 0.01% in the Applicable Rate with respect to the commitment fees payable under Section 2.11(a) hereunder set forth under the caption “Commitment Fee Rate” in the definition of Applicable Rate and/or (B) 0.05% in the otherwise applicable Applicable Rate set forth under the caption “Non-ABR Spread” in the definition of Applicable Rate, in each case, during any fiscal year, (ii) in no event shall the amount of any such adjustment result in the Applicable Rate, whether with respect to the commitment fees payable under Section 2.11(a) hereunder or otherwise as set forth in the definition of Applicable Rate, being less than 0% at any time and (iii) such pricing adjustments shall not be cumulative year-over-year, and each applicable adjustment shall only apply until the date on which the next adjustment is due to take place. The Borrower agrees and confirms that the ESG Pricing Provisions shall be consistent in all material respects with the Sustainability Linked Loan Principles, as published in March 2022, and as it may be updated, revised or amended from time to time by the Loan Market Association and the Loan Syndications & Trading Association (the “SLL Principles”) as of the date of effectiveness of the ESG Side Letter.

(b) The ESG Side Letter (i) shall set forth the Sustainability Targets and the ESG Pricing Provisions, (ii) shall identify a sustainability assurance provider (the “Sustainability Assurance Provider”), which shall be a qualified external reviewer, independent of the Borrower and its Subsidiaries, with relevant expertise (in each case in the Borrower’s reasonable judgment), such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing, and (iii) may contain provisions relating thereto, including, without limitation, the provisions described in this Section 2.23 and provisions setting forth indemnities and other protections for the benefit of the Sustainability Agents.

(c) A copy of the proposed ESG Side Letter shall be posted to all the Lenders. The effectiveness of the ESG Side Letter (including the ESG Pricing Provisions) shall be subject to the execution and delivery thereof by the Borrower, the Administrative Agent and the Required Lenders (it being agreed that no consent of any other Lender shall be required for the effectiveness of the ESG Side Letter).

(d) Following the effectiveness of the ESG Side Letter, any amendment or other modification to the ESG Pricing Provisions that does not have the effect of reducing the Applicable Rate to a level not otherwise permitted by this Section 2.23 shall be subject only to the prior written consent of the Borrower and the Required Lenders, subject to the second proviso to Section 9.02(b).

(e) Prior to the effectiveness of the ESG Side Letter, none of the Borrower, the Administrative Agent, the Lenders or any Sustainability Agent will, in writing, quote or refer to any Sustainability Agent in their capacity as such under this Agreement or communicate, in writing, that the credit facilities described herein are “Sustainability-Linked Loans”, or words of like import, in any external document, release or communication issued or transmitted, in writing, by such party or any of its subsidiaries or affiliates (including, in writing and with the intent to advertise the same, by any director, officer, employee or agent thereof), without the prior written consent of each Sustainability Agent.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants (as to itself and its Subsidiaries) to the Lenders and the Administrative Agent that:

SECTION 3.01. Organization; Powers. Each of the Loan Parties and its Subsidiaries (a) is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is or will be a party and, in the case of the Borrower, to borrow hereunder, except where the failure to comply with clauses (a) through (c) could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party, the borrowings and procurement of letters of credit hereunder by the Borrower and the creation and incurrence of the guarantees by the Guarantors set forth herein (collectively, the “Transactions”) (a) have been duly authorized by all requisite partnership, limited liability company or corporate and, if required, partner, member or stockholder action and (b) will not (i) violate any provision of law, statute, rule, regulation or order or any Governmental Authority, (ii) violate any provision of the limited partnership agreement, the LLC Agreement or any other constitutive document of any Loan Party or any of its Subsidiaries or any General Partner, (iii) violate any provision of, or result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, any indenture, agreement or other instrument to which any Loan Party or any of its Subsidiaries is a party or by which any of them or any of their property is bound or (iv) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party or any of its Subsidiaries, that in the cases of clause (b)(i), (b)(ii) and (b)(iii) would reasonably be expected to have a Material Adverse Effect.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Financial Statements. The Loan Parties have heretofore furnished to the Lenders (a) the audited consolidated statement of financial condition and consolidated statements of operations, changes in partners’ capital and cash flows of Blackstone Group as of the end of and for the fiscal year ended December 31, 2021, audited by and accompanied by the report of Deloitte & Touche LLP, independent registered public accounting firm, (b) the unaudited condensed and consolidated statement of financial condition and condensed and consolidated statements of operations, changes in partners’ capital and cash flows of Blackstone Group as of the end of and for the fiscal quarter ended March 31, 2022, certified by a Financial Officer, (c) the unaudited consolidated statement of financial condition and consolidated statements of income and cash flows as of the end of and for the fiscal year ended December 31, 2021 of the combined Guarantors and the Subsidiaries, substantially in the form delivered pursuant to the Existing Credit Agreement, (d) the unaudited condensed and consolidated statement of financial condition and condensed and consolidated of income and cash flows as of and for the fiscal quarter ended March 31, 2022 of the combined Loan Parties and the Subsidiaries, in the form delivered pursuant to the Existing Credit Agreement and (e) a reconciliation prepared by a Financial Officer of the financial statements referred to in clause (a) to those referred to in clause (c).

Such audited financial statements fairly present, in all material respects, the consolidated financial position and results of operations of Blackstone Group and such unaudited condensed and consolidated financial statements fairly present, in all material respects, the condensed and consolidated financial position and results of operations of the combined Guarantors and the Subsidiaries as of such date and for such periods presented. Such financial statements and the notes thereto disclose all material liabilities, direct or contingent, of Blackstone Group and of the combined Guarantors and the Subsidiaries as of the date thereof, to the extent such liabilities are required to be disclosed by GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, except, in the case of such unaudited financial statements, for the absence or incompleteness of footnotes and except as otherwise disclosed therein.

The accounts of the Loan Parties have been and will continue to be consolidated with those of Blackstone Group in the audited and unaudited consolidated financial statements of Blackstone Group included in its periodic reports filed with the SEC.

SECTION 3.06. No Material Adverse Change. As of the Restatement Date, there has been no material adverse change in the business, assets, operations or financial condition of the Guarantors and the Subsidiaries, taken as a whole, since December 31, 2021.

SECTION 3.07. Title to Properties; Possession Under Leases. Each of the Guarantors and its Subsidiaries has good title to, or valid leasehold interests in, all its material properties and assets, except for defects that do not, in the aggregate, materially interfere with the conduct of the business of the Guarantors and the Subsidiaries, taken as a whole, or the use of the properties and assets of the Guarantors and the Subsidiaries, taken as a whole, for their intended purposes, except where failure to have title or leasehold interests would not reasonably be expected to have a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

SECTION 3.08. Litigation; Compliance with Laws. (a) As of the Restatement Date, except as set forth in Schedule 3.08, as specifically disclosed in Blackstone Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 or in any other report publicly filed with the SEC prior to the Restatement Date, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party, or any of the Subsidiaries, or any business, property or rights of any such Person (i) which on the Restatement Date involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which would be materially likely to, individually or in the aggregate, result in a Material Adverse Effect.

(b) Neither any Guarantor nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be materially likely to result in a Material Adverse Effect.

SECTION 3.09. Agreements. (a) Neither any Guarantor nor any of the Subsidiaries is a party to any agreement or instrument or subject to any partnership, limited liability company or corporate restriction that has resulted or would be materially likely to result in a Material Adverse Effect.

(b) Neither any Guarantor nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default would be materially likely to result in a Material Adverse Effect.

SECTION 3.10. Margin Regulations. (a) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of Regulation T, U or X of the Board.

(b) At no time will more than 25% of the combined assets of the Guarantors and the Subsidiaries consist of margin stock (as such term is defined under Regulation U of the Board), if a violation of Regulation T, U or X of the Board would result.

SECTION 3.11. Investment Company Act. Neither any Guarantor nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.12. Use of Proceeds. The Borrower will use the proceeds of the Loans for general investment and general partnership, limited liability company, corporate and other purposes of the Guarantors and the Subsidiaries and their Affiliates.

SECTION 3.13. Tax Returns. Each Loan Party and each of the Subsidiaries has timely filed or caused to be filed all Federal Tax returns and all state and local Tax returns required to have been filed by it and has paid or caused to be paid all Taxes shown to be due and payable on such returns or on any assessments received by it, except Taxes the payment of which is not required by Section 5.03 or where the failure to file or pay, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

SECTION 3.14. No Material Misstatements. As of the Restatement Date, all information, reports, financial statements, exhibits or schedules furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole (in each case, as amended, supplemented or updated through the Restatement Date) and in light of the circumstances when furnished, do not contain any untrue statement of material fact or omit to state any material fact (known to any Loan Party in the case of materials not furnished by it) necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided, that to the extent that any of the foregoing was based on or constitutes a forecast or financial projection, the Loan Parties represent only that each such forecast or projection was prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable at the time of preparation.

SECTION 3.15. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.16. Anti-Corruption Laws and Sanctions. Each Guarantor and each Subsidiary has adopted and maintains in effect policies and procedures reasonably designed to ensure compliance by the Guarantors and the Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Guarantors, the Subsidiaries and, to the knowledge of the Guarantors and the Subsidiaries (without any obligation as to due inquiry), their respective officers, employees and directors are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Guarantors and the Subsidiaries or (ii) to the knowledge of the Guarantors or the Subsidiaries, any of their respective directors, officers or employees that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

ARTICLE IV

Conditions

SECTION 4.01. Restatement Date. This amendment and restatement of the Existing Credit Agreement, and the obligations of the Lenders to make Loans hereunder and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders and dated the Restatement Date) of (i) Simpson Thacher & Bartlett LLP, counsel for the Loan Parties and (ii) Gowling WLG (Canada) LLP, Canadian counsel for certain of the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The Loan Parties hereby request such counsel to deliver such opinions.

(c) The Lenders shall have received the financial statements described in Section 3.05.

(d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e) The Administrative Agent shall be reasonably satisfied that (i) the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects as of the Restatement Date and (ii) no default, prepayment event or creation of Liens under debt instruments or other agreements to which any Loan Party or Subsidiary is a party would result from the Transactions.

(f) All material consents and approvals required to be obtained from any Governmental Authority or any other Person in connection with the Transactions shall have been obtained.

(g) Since December 31, 2021, there has been no material adverse change in the business, assets, operations or financial condition of the Guarantors and the Subsidiaries, taken as a whole.

(h) The Administrative Agent shall have received a certificate, dated the Restatement Date and signed by a Financial Officer of each Loan Party, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(i) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Date, including (x) all accrued and unpaid fees under the Existing Credit Agreement, and (y) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Loan Parties hereunder, and all fees payable pursuant to the fee letter dated as of the Restatement Date among the Loan Parties, the Administrative Agent and Citigroup Global Markets Inc.

(j) The Lenders shall have received, to the extent requested, (A) all documentation and other information reasonably requested by the Lenders or the Administrative Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (B) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Beneficial Ownership Certification in relation to the Borrower.

The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on June 3, 2022.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in this Agreement (other than the representations and warranties set forth in Sections 3.06 and 3.08(a)) shall be true and correct (i) in the case of any representation and warranty that is qualified by materiality, in all respects and (ii) otherwise, in all material respects, on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct (i) in the case of any representation and warranty that is qualified by materiality, in all respects and (ii) otherwise, in all material respects, as of such earlier date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) The Administrative Agent shall have received a notice of such Borrowing or the issuance, amendment or extension of such Letter of Credit as required by Section 2.03, 2.04 or 2.05(b).

Each Borrowing and each issuance, amendment or extension of any Letter of Credit, shall be deemed to constitute a representation and warranty by the Loan Parties on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section and that, after giving effect to such Borrowing, or such issuance, amendment or extension of such Letter of Credit, the aggregate Credit Exposures (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01(b), 2.01(c), 2.01(d), 2.04(a) or 2.05(b).

SECTION 4.03. Additional Guarantors. The effectiveness of the designation of any Eligible Additional Guarantor as a Guarantor hereunder in accordance with Section 2.20 is subject to the satisfaction of the following conditions:

(a) The Administrative Agent (or its counsel) shall have received such Guarantor’s Guarantor Joinder Agreement duly executed by all parties thereto.

(b) The Administrative Agent shall have received such documents (including such legal opinions) as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Guarantor, the authorization and legality of the Transactions insofar as they relate to such Guarantor and any other legal matters relating to such Guarantor, its Guarantor Joinder Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent and the Lenders shall have received, at least five Business Days prior to the effectiveness of the designation of such additional Guarantor, all documentation and other information relating to such Guarantor requested by them for purposes of ensuring compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

The Administrative Agent shall notify the Loan Parties and the Lenders of the effectiveness of the designation of any Eligible Additional Guarantor as a Guarantor hereunder, and such notice shall be conclusive and binding.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree with the Lenders that they will, and will cause each of the Subsidiaries to:

SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04 or 6.05.

(b) Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of the business of the Guarantors and the Subsidiaries, taken as a whole, except as otherwise permitted by Section 6.04 or 6.05, (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated, except as otherwise permitted by Section 6.04 or 6.05, (iii) comply with all applicable laws, rules, regulations and orders of any Governmental Authority (including ERISA, Regulations T, U and X and laws, rules, regulations and orders regarding the collection, payment and deposit of employees’ income, unemployment and Social Security taxes), whether now in effect or hereafter enacted and (iv) at all times maintain and preserve all property material to the conduct of the business of the Guarantors and their Subsidiaries, taken as a whole, except as otherwise permitted by Section 6.04 or 6.05, and keep such property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted in all material respects at all times, in each case under clauses (i), (ii), (iii) and (iv) above, except where failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary for companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it (in each case to the extent such insurance is available at commercially reasonable rates and on commercially reasonable terms, the Lenders hereby acknowledging that certain of the Guarantors and the Subsidiaries do not maintain general liability insurance on the Restatement Date and have no current intention to obtain such insurance); and maintain such other insurance as may be required by law.

SECTION 5.03. Taxes. Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a material Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the relevant Guarantor (or the relevant Subsidiary) shall have set aside on its books adequate reserves with respect thereto or if the failure to pay, discharge or contest would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent:

(a) within 90 days after the end of each fiscal year, (i) the annual audited consolidated statement of financial condition and consolidated statements of operations, changes in partners’ capital and cash flows as of the end of and for such fiscal year of Blackstone Group, reported upon by Deloitte & Touche LLP or another independent registered public accounting firm of recognized national standing without any “scope of audit” qualification or statement from such accounting firm that such accounting firm believes substantial doubt exists about Blackstone Group’s ability to continue as a going concern, (ii) the unaudited annual condensed and consolidated statement of financial condition and condensed and consolidated statements of income and cash flows as of the end of and for such fiscal year of the combined Guarantors and the Subsidiaries, substantially in the form delivered pursuant to the Existing Credit Agreement, certified by a Financial Officer as fairly presenting, in all material respects, the financial position and results of operations of the combined Guarantors and the Subsidiaries on a condensed and consolidated basis in accordance with GAAP and (iii) a reconciliation prepared by a Financial Officer of the audited financial statements referred to in clause (i) to the unaudited financial statements referred to in clause (ii);

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, (i) the quarterly unaudited condensed and consolidated statement of financial condition and condensed and consolidated statements of operations, changes in partners’ capital and cash flows of Blackstone Group as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year, certified by a Financial Officer as presenting fairly, in all material respects, the financial position and results of operations of Blackstone Group on a consolidated basis in accordance with GAAP consistently applied, except for the absence of footnotes or as otherwise described therein and subject to year-end audit adjustments, (ii) the quarterly unaudited condensed and consolidated statement of financial condition and condensed and consolidated statements of income and cash flows of the combined Loan Parties and the Subsidiaries as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year, substantially in the form delivered pursuant to the Existing Credit Agreement, certified by a Financial Officer as presenting fairly, in all material respects, the financial position and results of operations of the combined Guarantors and the Subsidiaries on a condensed and consolidated basis in accordance with GAAP consistently applied, except for the absence of footnotes or as otherwise described therein and subject to year-end audit adjustments and (iii) a reconciliation prepared by a Financial Officer of the unaudited financial statements referred to in clause (i) to the unaudited financial statements referred to in clause (ii);

(c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of a Financial Officer (i) certifying that, to the best of his or her knowledge, no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the Financial Covenants, including reasonably detailed computations of Total Indebtedness and Combined EBITDA; and

(d) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Guarantors or the Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request.

SECTION 5.05. Litigation and Other Notices. Promptly after any Loan Party becomes aware thereof, furnish to the Administrative Agent written notice of the following:

(a) any Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any Loan Party or any Affiliate thereof which has a reasonable likelihood of being adversely determined and which, if adversely determined, would be materially likely to result in a Material Adverse Effect; and

(c) any development that has resulted in, or would be materially likely to result in, a Material Adverse Effect.

SECTION 5.06. ERISA. Promptly after any Loan Party becomes aware thereof, furnish to the Administrative Agent and each Lender written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any representatives designated by any Lender to visit and inspect the financial records and the properties of any Guarantor or any Subsidiary at reasonable times upon reasonable notice and as often as requested and to make extracts from and copies of such financial records (subject to Section 9.12), and permit any representatives affiliated with and designated by any Lender to discuss the affairs, finances and condition of any Guarantor or any Subsidiary with the officers thereof and, upon reasonable notice to the applicable Guarantor, independent accountants therefor.

SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used for general investment and general partnership, limited liability company, corporate and other purposes of the Loan Parties and the Subsidiaries. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not directly or indirectly use the proceeds of any Borrowing or Letter of Credit, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation by the Lenders of any Sanctions.

SECTION 5.09. Further Assurances. Each Loan Party agrees to do such further acts and things and to execute and deliver to the Administrative Agent such additional agreements, powers and instruments, as the Administrative Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Administrative Agent and each Lender its rights, powers and remedies hereunder.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree with the Lenders that they will not, and will not cause or permit any of the Subsidiaries to:

SECTION 6.01. [Reserved]

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets now owned or hereafter acquired by it (including, in the case of securities owned by it, by the sale of such securities pursuant to any repurchase agreement or similar arrangement) or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of any Guarantor or any Subsidiary existing on the Restatement Date and any extensions, renewals or replacements thereof; provided that such Liens (i) shall secure only those obligations that they secure on the Restatement Date and permitted refinancings thereof and (ii) shall encumber only those properties and assets of such Guarantor or such Subsidiary that they encumber on the Restatement Date;

(b) any Lien existing on any property or asset prior to the acquisition thereof by any Guarantor or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets (other than after acquired property or assets) of such Guarantor or such Subsidiary;

(c) Liens for taxes not yet due or the payment of which is not at the time required by Section 5.03;

(d) statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not yet due or the payment of which is not at the time required by Section 5.03 or which do not in the aggregate have a material adverse effect on the value or use of property encumbered thereby;

(e) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or in connection with other insurance maintained by the Loan Parties or their Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts (other than for obligations for the payment of borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Guarantors and the Subsidiaries, taken as a whole, and ground leases in respect of real property on which facilities owned or leased by any Guarantor or any Subsidiary are located;

(h) any attachment or judgment Lien unless the judgment it secures would constitute an Event of Default under clause (i) of Article VII;

(i) any interest or title of a lessor or lessee under any lease permitted by this Agreement (including any Lien granted by such lessor or lessee);

(j) Liens on Cash and Carry Securities securing Indebtedness consisting of repurchase agreements relating to Cash and Carry Securities;

(k) Liens on receivables and notes payable owing from employees or investors and related rights securing Indebtedness the proceeds of which are loaned to employees of the Guarantors, the Subsidiaries or Affiliates of any of the foregoing or to investors in the Guarantors’ or the Subsidiaries’ investment funds;

(l) Liens not otherwise permitted by this Section 6.02 securing Indebtedness or other obligations permitted to be incurred hereunder in an aggregate principal amount not to exceed $500,000,000 (plus related obligations) at any time outstanding;

(m) immaterial Liens of any Loan Party or of any Subsidiary not securing Indebtedness for borrowed money;

(n) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not interfere in any material respect with the business of the Guarantors and the Subsidiaries, taken as a whole;

(o) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to trading accounts or other brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry;

(p) Liens deemed to exist in connection with repurchase agreements and reasonable customary initial deposits and margin deposits and similar Liens attaching to trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(q) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of any Guarantor or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Guarantors and the Subsidiaries or (iii) relating to agreements other than in connection with Indebtedness entered into by a Guarantor or a Subsidiary; and

(r) Liens arising from precautionary Uniform Commercial Code financing statement filings;

(s) Liens on assets of a Seasoning Subsidiary securing Non-Recourse Seasoning Debt of such Seasoning Subsidiary;

(t) Liens securing Indebtedness of the Loan Parties under Back-to-Back Lending Facilities in an aggregate principal amount not to exceed $250,000,000 at any time outstanding and related obligations;

(u) Liens required to be created pursuant to this Agreement; and

(v) Liens on the right of any Subsidiary that is a general partner to issue capital call notices and to exercise rights with respect to capital commitments owing to any Affiliate that secures Indebtedness of such Affiliate.

SECTION 6.03. [Reserved]

SECTION 6.04. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of the consolidated assets (including by way of a sale or transfer of stock of Subsidiaries) of the Guarantors (whether now owned or hereafter acquired), except that:

(a) the Guarantors and the Subsidiaries may sell assets or properties in the ordinary course of business;

(b) the Guarantors and the Subsidiaries may sell, transfer, lease or otherwise dispose of any assets or property in transactions only among the Guarantors and the Subsidiaries;

(c) (i) any Loan Party or Subsidiary may merge, consolidate or liquidate with or into a Loan Party in a transaction in which such Loan Party is the surviving entity; provided that if the Borrower merges, consolidates or liquidates with or into a Loan Party in which such Loan Party is the surviving entity, such Loan Party shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party and (ii) any Subsidiary may merge, consolidate or liquidate with or into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary and no Person other than a Loan Party or a Subsidiary receives any consideration;

(d) the Loan Parties and the Subsidiaries may effect sales and transfers of assets and mergers, consolidations, dissolutions and liquidations involving the Guarantors (including any Eligible Additional Guarantor that becomes a Guarantor) and the Subsidiaries in order to effect Permitted Reorganization Transactions;

(e) the Loan Parties and the Subsidiaries may sell, transfer or otherwise dispose of any assets or property for cash or other consideration reasonably determined by the Loan Parties to be in an amount at least equal to the fair value of such assets or property; and

(f) the Loan Parties and the Subsidiaries may enter into mergers and consolidations to effect asset acquisitions; provided that if the Borrower merges or consolidates with any other Person and if the Person formed by or surviving any such merger or consolidation is not the Borrower, such Person shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party;

provided that in the case of any transaction under clauses (c) and (d) above, and if the transaction has a value of $25,000,000 or more, clauses (e) and (f) above, the Loan Parties are in Pro Forma Compliance immediately after giving effect to such transaction.

SECTION 6.05. Business of Guarantors and the Subsidiaries. Engage in any new business, cease to engage in any business or change the character of any business in which it is engaged if as a result any Guarantor would no longer be primarily engaged, directly or indirectly, in the businesses of general investment banking, merchant banking, asset management or investment advisory services and investment or financial services.

SECTION 6.06. Amendment of Certain Agreements. Make or permit to be made any amendment or modification of, or waive any of its rights under, the Agreements of Limited Partnership or the LLC Agreement that materially impairs (a) the creditworthiness of any Loan Party or (b) the rights or interests of the Lenders hereunder; provided that amendments, modifications and waivers (i) determined by the general partner of a Guarantor or managing member of the Borrower as necessary or appropriate in connection with the creation, authorization or issuance of any class or series of equity interests in any Guarantor or the Borrower; (ii) reflecting the admission, substitution, withdrawal or removal of partners in any Guarantor or member of the Borrower; (iii) reflecting a change in the name of any Loan Party, the location of the principal place of business of any Loan Party, the registered agent of any Loan Party or the registered office of any Loan Party; (iv) determined by the general partner or the managing member of a Loan Party, as applicable, to be necessary or appropriate to address changes in U.S. Federal income tax regulations, legislation or interpretation; (v) reflecting a change in the fiscal year or taxable year of any Loan Party and any other changes that the general partner or the managing member, as applicable, of a Loan Party determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of any Loan Party including a change in the dates on which distributions are to be made by any Loan Party; or (vi) necessary for the consummation of Permitted Reorganization Transactions, shall be permitted.

SECTION 6.07. Ownership of Core Businesses; Borrower. (a) Permit any Equity Interests that are owned by Blackstone Group, either directly or through its direct or indirect subsidiaries, in a Core Business Entity, to be owned by any Person other than the Guarantors and the Subsidiaries (unless such Core Business Entity is itself a Loan Party), it being understood that the foregoing will not prohibit Blackstone Group’s indirect ownership of such Equity Interests through its direct or indirect ownership of Equity Interests in the Loan Parties.

(b) Permit any Equity Interests in the Borrower to be owned by any Person other than the Guarantors and Persons that are wholly-owned Subsidiaries of the Guarantors (calculated as if the Guarantors collectively were one Person).

SECTION 6.08. [Reserved]

SECTION 6.09. Financial Covenants. (a) Permit the aggregate assets under management of the Guarantors and the Subsidiaries in respect of which the Guarantors and the Subsidiaries receive management fees (excluding any assets in respect of which management fees are not payable, regardless of whether carried interests exist) on the last day of any fiscal quarter be less than $271,000,000,000.

(b) Permit the Leverage Ratio on the last day of any fiscal quarter to be greater than 4.0 to 1.0.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in connection with the Borrowings hereunder, in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statements or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d) any Guarantor or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(a), 5.05(a) or 5.08 or in Article VI and, in the case of a default in the observance or performance of any covenant, condition or agreement contained in Section 6.02, 6.04 or 6.05, such default shall continue for a period of ten Business Days;

(e) any Guarantor or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Significant Subsidiary or for a substantial part of its assets or (iii) the winding-up or liquidation of any Loan Party or any Significant Subsidiary, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) any Loan Party or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any partnership or formal action for the purpose of effecting any of the foregoing;

(i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 (to the extent not adequately covered by insurance) shall be rendered against any Loan Party, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Loan Party or any Significant Subsidiary to enforce any such judgment;

(j) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(k) the guarantee of any Guarantor contained in Article X of this Agreement shall not for any reason be, or shall be asserted by any Loan Party not to be, in full force and effect and enforceable against each Guarantor in all material respects in accordance with its terms (other than as a result of a release or discharge of such Guarantor in accordance with the Loan Documents);

then, and in every such event (other than an event with respect to a Loan Party described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other obligations of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to a Loan Party described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other obligations of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall automatically become due, in each case without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Appointment and Authority. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks , and none of the Loan Parties shall have rights as a third party beneficiary of any of such provisions; in each case subject to the rights of the Borrower under Section 8.06.

SECTION 8.02. Administrative Agent Individually. (a) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(b) Each Lender and each Issuing Bank understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research)

(collectively, the “Activities”) and may engage in the Activities with or on behalf of one or more of the Loan Parties or their respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Loan Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Loan Parties or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Loan Parties or their Affiliates. Each Lender and each Issuing Bank understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lenders that are not members of the Agent’s Group. None of the Administrative Agent nor any member of the Agent’s Group shall have any duty to disclose to any Lender or any Issuing Bank or use on behalf of the Lenders or the Issuing Banks, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any of its Affiliates) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender and each Issuing Bank such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders and the Issuing Banks.

(c) Each Lender and each Issuing Bank further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Loan Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders or the Issuing Banks (including the interests of the Lenders or the Issuing Banks hereunder and under the other Loan Documents). Each Lender and each Issuing Bank agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Lender or any Issuing Bank. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information (including Information) concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Lender or any Issuing Bank including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Loan Parties or their Affiliates) or for its own account.

SECTION 8.03. Duties of Administrative Agent and Sustainability Agents; Exculpatory Provisions. (a) Each of the Administrative Agent’s and the Sustainability Agents’ respective duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and the Administrative Agent and the Sustainability Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent and the Sustainability Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, but, with respect to the Administrative Agent, shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein); provided that the Administrative Agent and the Sustainability Agents shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Administrative Agent or Sustainability Agent or any of their respective Affiliates to liability or that is contrary to any Loan Document or applicable law.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02(b)) or (ii) in the absence of its own gross negligence or wilful misconduct. Each of the Administrative Agent and each Sustainability Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until any Loan Party or any Lender or Issuing Bank shall have given notice to the Administrative Agent or such Sustainability Agent, as applicable, describing such Default and such event or events.

(c) Neither the Administrative Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

SECTION 8.04. Reliance by Administrative Agent and Sustainability Agents. Each of the Administrative Agent and the Sustainability Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and the Sustainability Agents also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or the issuance, amendment or extension of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank, as the case may be, unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender or such Issuing Bank, as the case may be, prior to the making of such Loan or the issuance, amendment or extension of such Letter of Credit, and in the case of a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowing. Each of the Administrative Agent and the Sustainability Agents may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05. Delegation of Duties. Each of the Administrative Agent and each Sustainability Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent or a Sustainability Agent as applicable. The Administrative Agent, the Sustainability Agents and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub-agent and the Related Parties of the Administrative Agent and each Sustainability Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article VIII and Section 9.03 (as though such sub-agents were the “Administrative Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 8.06. Resignation of Administrative Agent. (a) The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. At the time of any such resignation, the successor shall be the Lender with the greatest Credit Exposure and unused Commitment at such time (other than the resigning Administrative Agent) that consents to serving as Administrative Agent. If no such successor shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, with the consent of the Borrower, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent that is a bank with an office in New York City. The Administrative Agent may not resign unless and until a successor Administrative Agent has been appointed. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) Any resignation pursuant to this Section by a Person acting as the Administrative Agent shall, unless such Person shall notify the Borrower, the Lenders and the Issuing Banks otherwise, also act to relieve such Person and its Affiliates of any obligation to issue or advance new, or extend existing, Letters of Credit or Swingline Loans, as the case may be, where such advance or extension is to occur on or after the effective date of such resignation. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender, (ii) the retiring Swingline Lender shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents and (iii) the successor Swingline Lender shall enter into an Assignment and Assumption and acquire from the retiring Swingline Lender each outstanding Swingline Loan of such retiring Swingline Lender for a purchase price equal to par plus accrued interest.

(c) Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from the Administrative Agent or any other party) a Defaulting Lender, the Required Lenders (determined after giving effect to Section 9.02(c)) may by notice to the Borrower and such Person remove such Person as Administrative Agent and, with the agreement of the Borrower, appoint a replacement Administrative Agent hereunder. Such removal will be effective on the date a replacement Administrative Agent is appointed.

SECTION 8.07. Non-Reliance on Administrative Agent and Other Lenders. (a) Each Lender and Issuing Bank confirms to the Administrative Agent, each Sustainability Agent, each other Lender and Issuing Bank and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, the Sustainability Agents, any other Lender or Issuing Bank or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans, issuing Letters of Credit and making other extensions of credit, as applicable, hereunder and under the other Loan Documents and (z) taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans, issuing Letters of Credit and making other extensions of credit, as applicable, hereunder and under the other Loan Documents is suitable and appropriate for it.

(b) Each Lender and Issuing Bank acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) it has, independently and without reliance upon the Administrative Agent, the Sustainability Agents, any other Lender or Issuing Bank or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, the Sustainability Agents, any other Lender or Issuing Bank or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i) the financial condition, status and capitalization of the Loan Parties;

(ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(iii) determining compliance or non-compliance with any condition hereunder to the making of a Loan and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and

(iv) the adequacy, accuracy and completeness of the information delivered by the Administrative Agent, any other Lender or Issuing Bank or by any of their respective Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.

SECTION 8.08. No Other Duties. Anything herein to the contrary notwithstanding, none of the Persons acting as Arrangers or as Syndication Agent listed on the cover page hereto shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or as a Lender hereunder.

SECTION 8.09. Erroneous Payments.

(a) If the Administrative Agent notifies a Lender or Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank or other recipient, but in any event, excluding the Borrower, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment comprised of funds of the Administrative Agent shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting the immediately preceding clause (a), each Lender or Issuing Bank, or any other Payment Recipient who has received funds on behalf of a Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Issuing Bank, or other such Payment Recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of the immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of the immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Issuing Bank shall (and shall cause any Payment Recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.09(b).

(c) Each Lender or Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank from any source, against any amount due to the Administrative Agent under the immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic transmission system to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Subject to Section 9.04(b), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment, and, upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any Payment Recipient that receives funds on its respective behalf). No Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Bank under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 8.09 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, Section 8.09(d) and this Section 8.09(e) shall not apply to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent or applicable Lender or Issuing Bank from the Borrower or any other Loan Party for the purpose of making a payment in respect of the Obligations.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 8.09 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(i) if to the Loan Parties, to them at 345 Park Avenue, New York, New York 10154, Attention of Eric Liaw (Eric.Liaw@Blackstone.com), Joseph Rocco (Joe.Rocco@Blackstone.com), Tabea Hsi (Tabea.Hsi@Blackstone.com), and Victoria Portnoy (Victoria.Portnoy@Blackstone.com), with a copy to WCMGlobalMiddleOffice@Blackstone.com;

(ii) if to the Administrative Agent, to it at Citibank, N.A., 1 Penns Way, OPS II, New Castle, DE 19720, Attn: Agency Operations; Borrower inquiries only: agencyabtfsupport@citi.com; Borrower notifications: agencyabtfsupport@citi.com; Disclosure Team Mail (Financial Reporting): oploanswebadmin@citi.com; Investor Relations Team (investor inquiries only): global.loans.support@citi.com;

(iii) if to any Issuing Bank, to it at its address (or fax number) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address (or telecopy number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof);

(iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire;

or at such other address as shall be notified in writing (x) in the case of the Loan Parties, the Administrative Agent, each Issuing Bank and the Swingline Lender, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent.

(b) All notices, demands, requests, consents and other communications described in clause (a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 9.13 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform and (iii) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a); provided, however, that notices and communications to the Administrative Agent pursuant to Article II shall not be effective until received by the Administrative Agent. Documents required to be delivered pursuant to Sections 3.05 and 5.04 shall be deemed to have been delivered on the date on which such documents are made publicly available on the SEC’s EDGAR filing system or any successor thereto.

(c) Notwithstanding clauses (a) and (b) (unless the Administrative Agent requests that the provisions of clauses (a) and (b) be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Borrower shall, unless otherwise agreed in writing with the Administrative Agent, deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citi.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Borrower. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any Lender to deliver any Approved Electronic Communication to the Borrower in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, a Sustainability Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Sustainability Agents, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by a Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or by the Loan Parties and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent with the consent of the Required Lenders and the Loan Parties that are parties thereto or as contemplated in Section 2.13(b); provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) except as contemplated by Section 2.23, reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) alter the last sentence of Section 2.08(c) without the written consent of each Lender, (vi) release any of the Guarantors or limit its liability in respect of its guarantee under Article X without the consent of each Lender (other than in connection with a Permitted Reorganization Transaction) or (vii) change any of the provisions of this Section, the definition of “Applicable Percentage” or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or Swingline Lender, respectively. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Loan Parties, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent (which, except as otherwise agreed by the Borrower, shall be limited to a single counsel), in connection with the pre-closing syndication of the credit facility provided for herein, the preparation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or Issuing Bank (including the fees, charges and disbursements of not more than one outside legal counsel plus, if necessary, one local counsel per jurisdiction plus, in the case of a conflict of interest or separate defenses available to indemnified parties that are different from those available to other indemnified parties, one additional counsel per group of affected parties), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent, each Sustainability Agent, each Issuing Bank and Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of not more than one outside legal counsel plus, if necessary, one local counsel per jurisdiction plus, in the case of a conflict of interest or separate defenses available to indemnified parties that are different from those available to the Borrower or other indemnified parties, one additional counsel per group of affected parties), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and regardless whether such claim, litigation, investigation or proceeding is brought by a Loan Party or a third party or (v) any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from (x) the gross negligence, fraud or wilful misconduct of such Indemnitee or (y) a claim arising as a result of a dispute between Indemnitees (other than (A) any dispute involving claims against the Administrative Agent, the applicable Issuing Bank, any Arranger or any Lender, in each case in their respective capacities as such, and (B) claims arising out of any act or omission by the Borrower or its Affiliates).

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Loan Party, provided that the foregoing limitation shall not be deemed to impair or affect the obligations of the Borrower under the preceding provisions of this subsection.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing, under paragraph (a) or (b) of this Section, but without affecting the Borrower’s obligation to pay such amount, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank, the Swingline Lender or such Related Party, such

Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no party hereto shall assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, any Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to any Non-Defaulting Lender or Affiliate of a Non-Defaulting Lender, or to any one or more other assignees with the prior written consent of (i) the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required if an Event of Default under clause (b), (c), (g) or (h) of Article VII has occurred and is continuing, (ii) the Administrative Agent (such consent not to be unreasonably withheld or delayed), (iii) each Principal Issuing Bank (such consent not to be unreasonably withheld or delayed) and (iv) the Swingline Lender (such consent not to be unreasonably withheld or delayed). Assignments shall be subject to the following conditions: (w) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of each Lender after giving effect to any assignment shall be not less than $50,000,000 unless the Borrower and the Administrative Agent otherwise consent (such consent of the Borrower not to be unreasonably withheld or delayed), (x) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (y) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be waivable at the discretion of the Administrative Agent, and (z) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount and currency of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender or Issuing Bank at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of the Borrower or the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, in accordance with the customary record-keeping practices of such Lender and acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(g) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto or grant such pledgee or assignee enforcement rights prior to a foreclosure on such pledge or assignment or any voting rights.

(h) Notwithstanding any provision of this Agreement to the contrary, no Lender may provide any Information (as defined in Section 9.12) to any prospective Lender, Participant or pledgee without the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed).

(i) Notwithstanding the foregoing, no assignment or participation shall be made to (i) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or (ii) the Borrower or any of its Affiliates.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any LC Disbursement or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, waivers and consents) shall be deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent (and, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform shall be deemed approved), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing under paragraph (b), (c), (g) or (h) of Article VII, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such Affiliate, to or for the credit or the account of any Loan Party against any of and all the obligations of such Loan Party now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, Issuing Bank or Affiliate may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Sustainability Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ managers, administrators, trustees, partners, directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent or any such Lender, as the case may be, gives the Borrower prompt notice of any request to disclose information (unless such notice is prohibited by law, subpoena, similar process or by the applicable regulatory authority) so that the Borrower may seek a protective order or other appropriate remedy (including by participation in any proceeding to which the Administrative Agent or any such Issuing Bank or Lender is a party, and each of them hereby agrees to use reasonable effort to permit the Borrower to do so), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) with the consent of the Borrower, (g) to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration of this Agreement and the other Loan Documents, subject, in each case, to customary confidentiality arrangements for service providers and limited to the existence of the Agreement and publicly available information for market data collectors, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or its Affiliates or (i) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Borrower or its Affiliates and their respective obligations or (ii) any Rating Agency or direct or indirect providers of credit protection.

For the purposes of this Section, “Information” means all information (including financial statements, certificates and reports and analyses, compilations and studies prepared by or on behalf of the Administrative Agent or any Lender based on any of the foregoing) received from or on behalf of any Loan Party or Subsidiary relating to any Loan Party or Subsidiary or its Affiliates or its business or relating to any employee, member or partner or customer of any Loan Party or Subsidiary, other than any such information that is or becomes available to the Administrative Agent or any Lender on a nonconfidential basis. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Posting of Approved Electronic Communications. (a) Each of the Lenders and the Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on Debt Domain or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Restatement Date, a dual firewall and a User ID/Password authorization system) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders and the Borrower hereby approves of distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution in the absence of gross negligence or wilful misconduct by the Administrative Agent and its Related Parties.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT NOR ANY OTHER MEMBER OF THE AGENT’S GROUP WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT’S GROUP IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(d) Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

SECTION 9.14. Certain Notices. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of Title III of the USA Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each such Loan Party, which information includes the name and address of the Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Party in accordance with Title III of the USA Patriot Act and the Beneficial Ownership Regulation.

SECTION 9.15. Lender Relationship. Each Lender, the Issuing Banks, the Administrative Agent and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, the owners of their Equity Interests and/or their Affiliates. The Loan Parties agree that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Loan Parties, the owners of their Equity Interests or their Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Loan Parties, the owners of their Equity Interests or their Affiliates with respect to the transactions contemplated hereby or thereby (or the exercise of rights or remedies with respect hereto or thereto) or the process leading hereto or thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, the owner of its Equity Interest or its Affiliates on other matters) or any other obligation to the Loan Parties except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, owners of its Equity Interests, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party in connection with such transaction or the process leading thereto.

SECTION 9.16. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency that may be so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.17. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of an applicable Resolution Authority.

ARTICLE X

Guarantee

In order to induce the Lenders, the Issuing Banks and the Swingline Lender to extend credit to the Borrower hereunder, each Guarantor hereby irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent, any Lender, any Issuing Bank or the Swingline Lender to assert any claim or demand or to enforce any right or remedy under the provisions of this Agreement, any other Loan Document or otherwise, (b) any extension or renewal of any of the Obligations, (c) any rescission, waiver, amendment or modification of, or any release from (other than an express, written release), any of the terms or provisions of this Agreement, or any other Loan Document or agreement, including with respect to any other Guarantor hereunder, (d) any default, failure or delay, wilful or otherwise, in the performance of any of the Obligations, (e) any decree or order, or any law or regulation of any jurisdiction or event affecting any term of an Obligation or (f) any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of a Guarantor as a matter of law or equity or which would impair or eliminate any right of each Guarantor to subrogation or any other circumstance that might constitute a defense of each Guarantor or the Borrower.

Each Guarantor further agrees that its agreement hereunder constitutes a guarantee of payment when and in the amount due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection or the acceleration of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Lender, any Issuing Bank or the Swingline Lender to any balance of any deposit account or credit on the books of the Administrative Agent, any Lender, any Issuing Bank or the Swingline Lender in favor of the Borrower or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.

The obligations of each Guarantor, and the claims of the Lenders, the Administrative Agent, the Issuing Banks and the Swingline Lender against each Guarantor, hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise (other than the indefeasible payment in full of all the Obligations), and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise (other than for the indefeasible payment in full of all the Obligations).

Each Guarantor further agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Lender, any Issuing Bank or the Swingline Lender upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Lender, any Issuing Bank or the Swingline Lender may have at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent, any Lender, any Issuing Bank or the Swingline Lender, forthwith pay, or cause to be paid, to the Administrative Agent, any Lender, any Issuing Bank or the Swingline Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon.

Upon payment by each Guarantor of any sums as provided above, all rights of each Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by the Borrower hereunder.

Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (i) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (ii) under any Guarantee of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (x) applicable law or (y) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under Guarantees by such parties.

In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to the final paragraph of this Article X), the Borrower agrees that in the event a payment in respect of any obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

Each Guarantor (a “Contributing Party”) agrees (subject to the final paragraph of this Article X) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided hereunder, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date of the most recent fiscal quarter of Blackstone Group ended prior to the Restatement Date (or, in the case of any Eligible Additional Guarantor added as a Guarantor after the Restatement Date, the most recent fiscal quarter of Blackstone Group ended prior to the date such Eligible Additional Guarantor became a Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on such date. Any Contributing Party making any payment to a Claiming Party pursuant to this paragraph shall (subject to the final paragraph of this Article X) be subrogated to the rights of such Claiming Party under the preceding paragraph to the extent of such payment.

Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under the preceding two paragraphs and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by the preceding two paragraphs (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder. Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Loan Party shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

The provisions of this Article X shall not affect or limit the ability of the Guarantors or the Subsidiaries to enter into and consummate Permitted Reorganization Transactions, and a Guarantor shall be released from its obligations under this Article X if, as a result of a Permitted Reorganization Transaction, it is no longer a holding company for Equity Interests in Core Business Entities and assets of Core Businesses.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.

/s/ Tabea Hsi
Name: Tabea Hsi
Title: Senior Managing Director – Assistant Secretary

BLACKSTONE HOLDINGS AI L.P.,
By: Blackstone Holdings I/II GP L.L.C., its general partner
By: Blackstone Inc., its sole member

/s/ Tabea Hsi
Name: Tabea Hsi
Title: Senior Managing Director – Assistant Secretary

BLACKSTONE HOLDINGS I L.P.
By: Blackstone Holdings I/II GP L.L.C., its general partner
By: Blackstone Inc., its sole member

/s/ Tabea Hsi
Name: Tabea Hsi
Title: Senior Managing Director – Assistant Secretary

BLACKSTONE HOLDINGS II L.P.
By: Blackstone Holdings I/II GP L.L.C., its general partner
By: Blackstone Inc., its sole member

/s/ Tabea Hsi
Name: Tabea Hsi
Title: Senior Managing Director – Assistant Secretary

[Signature Page to the Credit Agreement]

BLACKSTONE HOLDINGS III L.P.
By: Blackstone Holdings III GP L.P., its general partner
By: Blackstone Holdings III GP Management L.L.C., its general partner
By: Blackstone Inc., its sole member

/s/ Tabea Hsi
Name: Tabea Hsi
Title: Senior Managing Director – Assistant Secretary

BLACKSTONE HOLDINGS IV L.P.
By: Blackstone Holdings IV GP L.P., its general partner
By: Blackstone Holdings IV GP Management
(Delaware) L.P., its general partner
By: Blackstone Holdings IV GP Management
L.L.C., its general partner
By: Blackstone Inc., its sole member

/s/ Tabea Hsi
Name: Tabea Hsi
Title: Senior Managing Director – Assistant Secretary

[Signature Page to the Credit Agreement]

CITIBANK, N.A. individually and as
Administrative Agent,

by	/s/ Maureen Maroney
Name: Maureen Maroney
Title: Vice President

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: Bank of America, N.A.

by:	/s/ Alexandra M. Knights
Name: Alexandra M. Knights
Title: Vice President

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: BARCLAYS BANK PLC

by:	/s/ Evan Moriarty
Name: Evan Moriarty
Title: Vice President

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: JPMorgan Chase Bank, N.A.

by:	/s/ Matthew D Griffith
Name: Matthew D Griffith
Title: Managing Director JPMorgan

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: Wells Fargo Bank, National Association

by:	/s/ Michael Kusner
Name: Michael Kusner
Title: Managing Director

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: BNP Paribas

by:	/s/ Warren Eckstein
Name: Warren Eckstein
Title: Managing Director

For any institution requiring a second signature line:

by:	/s/ Sebastian Hebenstreit
Name: Sebastian Hebenstreit
Title: Vice President

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

by:	/s/ Edward Turowski
Name: Edward Turowski
Title: Executive Director

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: CREDIT SUISSE AG, New York Branch

by:	/s/ Komal Shah
Name: Komal Shah
Title: Authorized Signatory

by:	/s/ Michael Dieffenbacher
Name: Michael Dieffenbacher
Title: Authorized Signatory

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: Deutsche Bank AG New York Branch

by:	/s/ Annie Chung
Name: Annie Chung
Title: Director

by:	/s/ Ming K Chu
Name: Ming K Chu
Title: Director

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

GOLDMAN SACHS BANK USA

by:	/s/ Ananda DeRoche
Name: Ananda DeRoche
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: MORGAN STANEY BANK, N.A.

by:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

MUFG Bank, Ltd.

by:	/s/ Rajiv Ranjan
Name: Rajiv Ranjan
Title: Director

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: Royal Bank of Canada

by:	/s/ Alex Figueroa
Name: Alex Figueroa
Title: Authorized Signatory

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: Société Générale

by:	/s/ Nick Heptinstall June 2, 2022
Name: Nick Heptinstall
Title: Managing Director

[Signature page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

by:	/s/ Brian MacFarlane
Name: Brian MacFarlane
Title: Authorized Signatory

[Signature page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: Truist Bank

by:	/s/ David Fournier
Name: David Fournier
Title: Managing Director

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Australia and New Zealand Banking Group Limited:

by:	/s/ Wendy Tso
Name: Wendy Tso
Title: Director

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: BANCO SANTANDER, S.A., NEW YORK BRANCH

by:	/s/ Andres Barbosa
Name: Andres Barbosa
Title: Managing Director

by:	/s/ Daniel Kostman
Name: Daniel Kostman
Title: Executive Director

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Bank of China Limited, New York Branch:

by:	/s/ Min Zhu
Name: Min Zhu
Title: Executive Vice President

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: Bank of Montreal by:

by:	/s/ Michael Orphanides
Name: Michael Orphanides
Title: Managing Director

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: HSBC Bank plc

by:	/s/ Peter Savidge
Name: Peter Savidge
Title: Managing Director

[Signature page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

MIZUHO BANK, LTD.

by:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Managing Director

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

NAME OF INSTITUTION: STANDARD CHARTERED BANK

by	/s/ Kristopher A. Tracy
Name: Kristopher Tracy
Title: Director, Financing Solutions

[Signature Page to the Credit Agreement]

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: State Street Bank and Trust Company

by:	/s/ Timothy Cronin
Name: Timothy Cronin
Title: Vice President

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Sumitomo Mitsui Banking Corporation:

by:	/s/ Robert Pellegrini
Name: Robert Pellegrini
Title: Managing Director

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: THE BANK OF NEW YORK MELLON

by:	/s/ Gregg Scheuing
Name: Gregg Scheuing
Title: Director

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

Name of Institution: U.S. Bank National Association

by:	/s/ Barry K. Chung
Name: Barry K. Chung
Title: Sr. Vice President

LENDER SIGNATURE PAGE TO

THE BLACKSTONE CREDIT AGREEMENT

UBS AG, Stamford Branch:

by:	/s/ Danielle Calo
Name: Danielle Calo
Title: Associate Director

For any institution requiring a second signature line:

by:	/s/ Dionne Robinson
Name: Dionne Robinson
Title: Associate Director